Exhibit 2


                                                                  Execution Copy
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                            STOCK PURCHASE AGREEMENT

                                  by and among

                             THE GRAND UNION COMPANY

                                       and

                   THE PURCHASERS LISTED ON SCHEDULE I HERETO

                            Dated as of July 30, 1996

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                                TABLE OF CONTENTS

ARTICLE I

      THE PURCHASE ..........................................................1
            Section 1.1.  Definitions........................................1
            Section 1.2.  Sale and Purchase of Preferred Stock...............1
            Section 1.3.  The Closings.......................................1

ARTICLE II

      REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................3
            Section 2.1.  Organization and Qualification; Subsidiaries.......3
            Section 2.2.  Certificate of Incorporation and By-Laws...........4
            Section 2.3.  Capitalization.....................................4
            Section 2.4.  Authority Relative to this Agreement...............5
            Section 2.5.  No Conflict; Required Filings and Consents.........6
            Section 2.6.  Compliance; Permits................................7
            Section 2.7.  SEC Filings; Financial Statements..................8
            Section 2.8.  Absence of Certain Changes or Events...............8
            Section 2.9.  No Undisclosed Liabilities.........................9
            Section 2.10.  Absence of Litigation.............................9
            Section 2.11.  Employee Benefit Plans; Employment Agreements.....9
            Section 2.12.  Labor Matters....................................12
            Section 2.13.  Proxy Statement; Section 14(f) Statement.........12
            Section 2.14.  Title to Property................................13
            Section 2.15.  Restrictions on Business Activities..............15
            Section 2.16.  Taxes............................................15
            Section 2.17.  Environmental Matters............................17
            Section 2.18.  Intellectual Property............................18
            Section 2.19.  Interested Party Transactions....................19
            Section 2.20.  Insurance........................................19
            Section 2.21.  Opinion of Financial Advisor.....................19
            Section 2.22.  Brokers..........................................19
            Section 2.23.  Takeover Statute.................................19
            Section 2.24.  Change in Control Payments.......................20
            Section 2.25.  Section 203 of the DGCL Not Applicable...........20
            Section 2.26.  Foreign Corrupt Practices Act....................20
            Section 2.27.  Disclosure.......................................20
            Section 2.28.  Securities Laws..................................20


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ARTICLE III

      REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS......................20
            Section 3.1.  Organization......................................21
            Section 3.2.  Due Authorization.................................21
            Section 3.3.  Acquisition for Investment; Source of Funds.......21
            Section 3.4.  Brokers or Finders................................21
            Section 3.5.  Accredited Investor...............................21

ARTICLE IV

      CONDUCT OF BUSINESS PENDING THE PRINCIPAL CLOSING.....................21
            Section 4.1.  Conduct of Business by the Company Pending
            the Principal Closing...........................................22
            Section 4.2.  No Solicitation...................................24

ARTICLE V

      ADDITIONAL AGREEMENTS.................................................25
            Section 5.1.  HSR Act...........................................25
            Section 5.2.  Proxy Statement; 14(f) Statement..................26
            Section 5.3.  Stockholders Meeting..............................26
            Section 5.4.  Access to Information.

                        (a)  ...............................................26
            Section 5.5.  Confidentiality...................................27
            Section 5.6.  Consents; Approvals...............................28
            Section 5.7.  Notification of Certain Matters...................28
            Section 5.8.  Public Announcements. ............................28
            Section 5.9.  Conveyance Taxes..................................29
            Section 5.10.  Listing..........................................29
            Section 5.11.  Consent of Banks.................................29
            Section 5.12.  Restrictions on Transfer.........................29
            Section 5.13.  Board Representation.............................30
            Section 5.14.  Certificate of Designation; Charter Amendment....33
            Section 5.15.  Subsequent Closings..............................33
            Section 5.17.  Common Stock Purchase............................35

ARTICLE VI

      CONDITIONS TO THE STOCK PURCHASE......................................37
            Section 6.1.  Conditions to Obligation of Each Party to
            Effect Any Closing..............................................37


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

            Section 6.2.  Conditions to Obligation of Each Party to Effect
            the Principal Closing...........................................37
            Section 6.3.  Additional Conditions to Obligations of the
            Purchasers at the First Closing.................................38
            Section 6.4.  Additional Conditions to Obligations of the
            Purchasers at the Principal Closing.............................39
            Section 6.5.  Conditions to Obligation of the Purchasers at
            any Subsequent Closing..........................................41
            Section 6.6.  Additional Conditions to Obligation of the
            Company at the First Closing and the Principal Closing..........41
            Section 6.7.  Conditions to Obligations of the Company at any
            Subsequent Closing..............................................42

ARTICLE VII

      TERMINATION...........................................................43
            Section 7.1.  Termination.......................................43
            Section 7.2.  Effect of Termination; Termination Fee............45
            Section 7.4.  Fees and Expenses.................................46

ARTICLE VIII

      GENERAL PROVISIONS....................................................46
            Section 8.1.  Effectiveness of Representations, Warranties
            and Agreements; Knowledge, Etc..................................46
            Section 8.2.  Restrictive Legends...............................46
            Section 8.3.  Notices...........................................47
            Section 8.4.  Certain Definitions...............................49
            Section 8.5.  Amendment.........................................54
            Section 8.6.  Waiver............................................54
            Section 8.7.  Cooperation.......................................54
            Section 8.8.  Headings..........................................54
            Section 8.9.  Severability......................................55
            Section 8.10.  Entire Agreement.................................55
            Section 8.11.  Assignment.  ....................................55
            Section 8.12.  Parties in Interest..............................55
            Section 8.13.  Failure or Indulgence Not Waiver; Remedies
            Cumulative......................................................55
            Section 8.14.  Governing Law....................................55
            Section 8.15.  Counterparts.....................................55


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




Schedules
- ---------

       Schedule I     List of Investors
       Schedule II    Wire Transfer Instructions
       Company Disclosure Schedule
       Exhibit A      Certificate of Designation
       Exhibit B      Charter Amendment
       Exhibit C      By-Law Amendment
       Exhibit D      Ratification and Voting Agreement
       Exhibit E      Registration Rights Agreement
       Exhibit F-1    Form of Opinion of Ropes & Gray (First and Principal
                        Closing)
       Exhibit F-2    Opinion of Wilkie, Farr & Gallagher
       Exhibit G-1    Form of Opinion of Fried Frank (First and Principal
                        Closing)
       Exhibit G-2    Opinion of Dewey Ballantine
       Exhibit H      Management Agreement
       Exhibit I      Form of Opinion of Ropes & Gray (Subsequent Closing)

























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

                            STOCK PURCHASE AGREEMENT

      This Stock Purchase Agreement, dated as of July 30, 1996 (this "Agreement"), is among each of (i) The Grand Union Company, a Delaware corporation (the "Company"), and (ii) Trefoil Capital Investors II, L.P., a Delaware limited partnership ("Trefoil"), and GE Investment Private Placement Partners II, A Limited Partnership, a Delaware limited partnership ("GEI") (each a "Purchaser" and, collectively, the "Purchasers").

                                   WITNESSETH:

      WHEREAS, the Purchasers wish to purchase from the Company, and the Company wishes to sell and issue to the Purchasers (the "Stock Purchase"), an aggregate of Two Million (2,000,000) shares of the Company's Class A Convertible Preferred Stock, $1.00 par value per share (the "Preferred Stock"), in up to five separate installments; and

      WHEREAS, the Purchasers and the Company are entering into this Agreement to provide for such purchase and sale and to establish various rights and obligations in connection therewith.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants herein set forth, the parties agree as follows:

                                    ARTICLE I

                                  THE PURCHASE

      Section 1.1. Definitions. Certain terms are used in this Agreement as specifically defined herein. These definitions are set forth or referred to in
Section 8.4 hereof.

      Section 1.2. Sale and Purchase of Preferred Stock. Subject to the terms and conditions of this Agreement, and in reliance on the representations and warranties set forth in this Agreement, the Company hereby agrees to sell to the Purchasers, and each of the Purchasers hereby agrees severally to purchase from the Company, at a purchase price of $50.00 per share (the "Purchase Price"), the number of shares of Preferred Stock as are set forth on Schedule I as being purchased by such Purchaser (such shares of Preferred Stock purchased hereunder, the "Shares") at each of the First Closing, the Principal Closing, the Third Closing, the Fourth Closing and the Fifth Closing (all as defined below), subject to Section 5.15 (b) hereof. The terms of the Preferred Stock are set forth in the Certificate of Designation (as hereinafter defined).

      Section 1.3. The Closings. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions applicable to such Closing set forth in Article VI, the purchase and sale of the Shares will be made in up to five installments (each, an


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

"Installment") and the purchase of each Installment will take place at one or more closings (each, a "Closing"), at the New York conference center of Ropes & Gray, 885 Third Avenue, New York, New York, on the dates specified below, unless another date, time or place is agreed to in writing by the parties hereto. At each Closing, the Company will deliver to each Purchaser a certificate (or, if requested in writing at least two business days prior to the Closing, certificates), registered in such Purchaser's name, representing the number of Shares to be purchased by such Purchaser hereunder against payment of the aggregate purchase price therefor by wire transfer of immediately available funds to the Company's account as set forth on Schedule II hereto.

            (a) The First Closing. The closing of the initial investment (the "First Closing") shall take place at 10:00 a.m. (Eastern Time) on such date (if any) as the Purchasers shall specify by not less than five (5) business days' prior notice to the Company; provided, however, that the Purchasers, acting together, may decide, in the exercise of their sole and absolute discretion, whether or not to give such notice; and provided, further, that if the Principal Closing shall have occurred prior to the time that the First Closing shall have occurred, then no First Closing shall occur. If the Purchasers shall give notice of the First Closing pursuant to the preceding sentence, and the Company shall notify the Purchasers on or before the First Closing Date specified in such notice that the Company is unable to obtain the consent referred to in Section
      5.11 hereof on or prior to such specified First Closing Date, then the Purchasers shall be entitled to purchase shares of Common Stock as provided in Section 5.17 hereof. At the First Closing, subject to satisfaction or waiver of the applicable conditions set forth in Article VI, the Company shall sell and each Purchaser shall purchase the number of Shares set forth opposite such Purchaser's name on Schedule I hereto under the heading "First Closing". The date (if any) on which the First Closing shall occur is referred to herein as the "First Closing Date".

            (b) The Principal Closing. The principal Closing (the "Principal Closing") shall take place at 10:00 a.m. (Eastern Time) as promptly as practicable (and in any event within five business days) after satisfaction or waiver of the applicable conditions set forth in Article
      VI. At the Principal Closing the Company shall sell and each Purchaser shall purchase the number of Shares set forth opposite such Purchaser's name on Schedule I hereto under the heading "Principal Closing", less either (i) (if the First Closing shall have occurred) the number of Shares purchased by such Purchaser at the First Closing or (ii) (if the purchase of Common Stock contemplated by Section 5.17 hereof shall have occurred) the number of Shares calculated by dividing the amount of the proceeds received pursuant to Section 5.17 hereof by the Conversion Price as of the date of the Principal Closing.

            (c) Subsequent Closings. On each of February 25, 1997 (the "Third Closing"), August 25, 1997 (the "Fourth Closing"), and February 25, 1998 (the "Fifth Closing", and together with the Third Closing and the Fourth Closing, the "Subsequent Closings"), or at such other earlier time or times as provided in Section 5.15(b) hereof upon the occurrence of a Trigger Event, upon the fulfillment of the applicable conditions set forth


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

      in Article VI hereof, each Purchaser shall purchase at such Subsequent Closing that number of Shares set forth opposite such Purchaser's name on
      Schedule I hereto under the headings "Third Closing", "Fourth Closing" and "Fifth Closing", respectively (except as otherwise provided in Section 5.15(b)(2) hereof). The dates on which each Subsequent Closing shall occur are referred to herein as the "Subsequent Closing Dates", and each of the First Closing Date, the Principal Closing Date and each Subsequent Closing Date are referred to herein as a "Closing Date".

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

      Subject to Section 8.1 hereof, the Company hereby represents and warrants to the Purchasers that, except as set forth in the written disclosure schedule delivered simultaneously with the execution and delivery of this Agreement that is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article II (the "Company Disclosure Schedule"):

      Section 2.1. Organization and Qualification; Subsidiaries. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each of the Company and its subsidiaries has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders ("Approvals") necessary to own, lease and operate the properties it purports to own, lease and operate and to carry on its business as it is now being conducted, except such failures as are immaterial to the Company's business as currently conducted. Each of the Company and its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except for such failures to be so duly qualified or licensed and in good standing that could not reasonably be expected to have a Material Adverse Effect. A true and complete list of all of the Company's subsidiaries as of the date hereof, together with the jurisdiction of incorporation of each subsidiary, the authorized capitalization of each subsidiary, and the percentage of each subsidiary's outstanding capital stock beneficially owned by the Company or another subsidiary, is set forth in Section 2.1 of the Company Disclosure Schedule. As of the date hereof, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for, any equity or similar interest in, any corporation, partnership, joint venture or other business association or entity, with respect to which interest the Company has invested or is required to invest $100,000 or more, excluding securities in any publicly traded company held for investment by the Company and comprising less than five percent of the outstanding stock of such company.

      Section 2.2. Certificate of Incorporation and By-Laws. The Company has heretofore furnished to the Purchasers a complete and correct copy of its Certificate of Incorporation and By-Laws as most recently restated and subsequently amended to date, and has furnished or made available to the Purchasers the Certificate of Incorporation and By-Laws (or equivalent organizational documents) of each of its subsidiaries (the "Company Subsidiary Documents"). Such Certificate of Incorporation, By-Laws and Company Subsidiary Documents are in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or By-Laws or Company Subsidiary Documents.

      Section 2.3.  Capitalization.

            (a) The authorized capital stock of the Company consists of (i) 30,000,000 shares of Common Stock, par value $1.00 per share ("Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $1.00 per share, none of which is issued and outstanding and none of which is held in treasury. As of the date hereof, (i) 10,000,000 shares of Common Stock were issued and outstanding, all of which are validly issued, fully paid and nonassessable, and no shares were held in treasury, (ii) no shares of Common Stock were held by subsidiaries of the Company, (iii) 1,000,000 shares of Common Stock were reserved for future issuance pursuant to stock options ("Stock Options") granted or to be granted under the Company's 1995 Equity Incentive Option Plan or the Company's 1995 Non-Employee Directors' Stock Option Plan (collectively, the "Company Stock Option Plans") (options for 235,680 shares of Common Stock having been granted prior to the date hereof); and (iv) 900,000 shares of Common Stock were reserved for future issuance upon the exercise of certain warrants (the "Warrants") pursuant to that certain Warrant Agreement between the Company and American Stock Transfer & Trust Company, dated as of June 15, 1995, (the "Warrant Agreement").

            (b) On or prior to the First Closing Date or, if the First Closing shall not have occurred prior thereto, the Principal Closing Date, the Certificate of Designation will have been duly adopted and filed with the Secretary of State of Delaware and on the First Closing Date, or if the First Closing shall not have occurred prior thereto, the Principal Closing Date, shall be in full force and effect. On or prior to the First Closing Date (if a First Closing shall occur): (i) a number of shares of Common Stock equal to the number of Conversion Shares issuable upon the conversion of the Shares issued on the First Closing Date will have been reserved for issuance upon such conversion and (ii) the Shares issued on the First Closing Date will, upon payment of the Purchase Price therefor, be validly issued, fully paid and nonassessable. On or prior to the Principal Closing Date and each subsequent Closing Date, (i) the Shares issued on such Closing Date will, upon payment of the Purchase Price therefore, be validly issued, fully paid and nonassessable, and (ii) a number of Conversion Shares equal to the number of such shares issuable upon the conversion of all Shares then outstanding and to be issued at such Closing shall have been reserved for issuance upon such conversion. All shares of Common Stock, including the Conversion Shares, subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and nonassessable.

            (c) As of the date hereof, except as specified in Section 2.3(a), there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to issue or sell any shares of capital stock of, or other equity interests in, the Company or any of its subsidiaries. There are no obligations, contingent or otherwise, of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of Common Stock or the capital stock of any subsidiary or to provide funds to or make any investment (in the form of a loan, capital contribution or otherwise) in any such subsidiary or any other entity other than guarantees of bank obligations of subsidiaries entered into in the ordinary course of business and except for the terms of the Company Stock Option Plans. All of the outstanding shares of capital stock of each of the Company's subsidiaries are duly authorized, validly issued, fully paid and nonassessable, and all such shares are beneficially owned by the Company or another subsidiary of the Company free and clear of all security interests, liens, claims, pledges, agreements, limitations in the Company's voting rights, charges or other encumbrances of any nature whatsoever (collectively, "Liens").

      Section 2.4. Authority Relative to this Agreement. The Company has all necessary corporate power and authority to execute and deliver this Agreement the Registration Rights Agreement, and the Management Agreement (collectively, the "Transaction Documents") and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of each of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of the Company are necessary to authorize the Transaction Documents or to consummate the transactions so contemplated, other than (i) as contemplated by Sections 5.11 and 6.2(a), (ii) the adoption of the Charter Amendment (as hereinafter defined) by the holders of at least a majority of the outstanding shares of Common Stock entitled to vote in accordance with the Delaware General Corporation Law, as from time to time in effect (the "DGCL") and the Company's Certificate of Incorporation and By-Laws, and (iii) the adoption of the By-Law Amendment (as hereinafter defined) by the Board of Directors of the Company. The Board of Directors of the Company has determined that it is advisable and in the best interest of the Company's stockholders for the Company to consummate the Stock Purchase upon the terms and subject to the conditions of this Agreement, and has unanimously recommended that the Company's stockholders approve and adopt this Agreement. Each of this Agreement and each of the other Transaction Documents has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by the Purchasers, constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to


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

bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and (iii) the enforcement of the indemnification provisions contained in the Registration Rights Agreement are subject to applicable securities laws and principles of public policy.

      Section 2.5.  No Conflict; Required Filings and Consents.

            (a) The Company has previously provided to the Purchasers copies of
      (i) all loan agreements, indentures, mortgages, pledges, conditional sale or title retention agreements, security agreements, equipment obligations, guaranties and standby letters of credit, to which the Company or any of its subsidiaries is a party or by which any of them is bound, each in a principal amount equal to or exceeding $3,000,000, but excluding any such agreement between the Company and its wholly-owned subsidiaries or between two or more wholly-owned subsidiaries of the Company; (ii) all real property leases currently in effect and to which the Company or any subsidiary of the Company is a party or by which any of them or any of their respective properties or assets is bound or affected; (iii) all contracts, agreements, commitments, equipment leases or lease purchase agreements or other understandings or arrangements not specified in clauses (i), (ii) or (iv) hereof to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets are bound or affected, but excluding contracts, agreements, commitments or other understandings or arrangements entered into in the ordinary course of business and involving, in each case, either (A) aggregate obligations to pay or rights to receive payments or receipts by the Company or any of its subsidiaries of less than $3,000,000 over the remaining life of any single contract or (B) aggregate annual payments of less than $500,000 for any single contract; and (iv) all agreements which, as of the date hereof, are required to be filed by the Company as "material contracts" with the Securities Exchange Commission ("SEC") pursuant to the requirements of the Securities Exchange Act of 1934, as amended, and the SEC's rules and regulations thereunder (the "Exchange Act").

            (b) (i) Neither the Company nor any of its subsidiaries has breached, is in default under, or has received written notice of any breach of or default under, any agreement, contract or other instrument to which it is party, (ii) to the knowledge of the Company, no other party to any of the agreements, contracts or other instrument referred to in clause
      (i) of this Section 2.5(b) has breached or is in default of any of its obligations thereunder, and (iii) each of such agreements, contracts and other instruments is in full force and effect, except in any such case for breaches, defaults or failures to be in full force and effect that have not had and could not reasonably be expected to have a Material Adverse Effect.

            (c) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not: (i) conflict with or violate the Certificate of Incorporation or By-Laws of the Company; (ii) conflict with or violate any federal, foreign, state or provincial law, rule, regulation, order, judgment or decree (collectively, "Laws") applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected; or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default under), or impair the Company's or any of its subsidiaries' rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company or any of its subsidiaries pursuant to, (x) any note, bond, mortgage, indenture, real property lease or other material lease, or (y) any material contract, agreement, license, permit, franchise or other instrument or obligation, to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected.

            (d) The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any federal, foreign, state or provincial governmental or regulatory authority except (i) for applicable requirements, if any, of the Securities Act of 1933, as amended, and the SEC's rules and regulations thereunder (the "Securities Act"), the Exchange Act, state securities laws ("Blue Sky Laws") and the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), (ii) as contemplated by Section 6.2(a), and
      (iii) for any consent, approval, authorization or permit of, or filing with or notification to, any other federal, foreign, state or provincial governmental or regulatory authority which will be obtained, filed or provided, as the case may be, prior to the Principal Closing.

      Section 2.6.  Compliance; Permits.

            (a) Neither the Company nor any of its subsidiaries is in conflict with, or in default or violation of, (i) any Law applicable to the Company or any of its subsidiaries or by which its or any of their respective properties are bound or affected (except for violations which are immaterial to the Company and its subsidiaries, taken as a whole) or (ii)
      (x) any note, bond, mortgage, indenture, real property lease or other material lease, or (y) any material contract, agreement, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected (except for violations which are immaterial to the Company and its subsidiaries, taken as a whole).

            (b) The Company and its subsidiaries hold all permits, licenses, easements, variances, exemptions, consents, certificates, orders and approvals from governmental authorities which are material to the operation of the business of the Company and its subsidiaries taken as a whole as it is now being conducted (collectively, the "Company Permits"). The Company and its subsidiaries are, and after giving effect to the transactions contemplated hereby will be, in compliance in all material respects with the terms of the Company Permits.

      Section 2.7.  SEC Filings; Financial Statements.

            (a) The Company has filed all forms, reports and documents required to be filed with the SEC and has made available to Purchasers (i) its Annual Report on Form 10-K for the period ended March 30, 1996, (ii) all other forms, reports and documents filed by the Company with the SEC since June 15, 1995, and (iii) all amendments and supplements to all such forms, reports and documents filed by the Company with the SEC since June 15, 1995 (collectively, the "Company SEC Reports"). The Company SEC Reports
      (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

            (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports was prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto), and each fairly presents in all material respects the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of their operations and cash flows and stockholders' equity for the periods indicated, except that the unaudited interim financial statements (i) were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount and (ii) do not contain the footnotes required by generally accepted accounting principles.

      Section 2.8. Absence of Certain Changes or Events. Since March 30, 1996, the Company has conducted its business in the ordinary course and there has not occurred: (a) any Material Adverse Effect; (b) any amendments or changes in the Certificate of Incorporation or By-laws of the Company; (c) any damage to, destruction or loss of any asset of the Company (whether or not covered by insurance) that could reasonably be expected to have a Material Adverse Effect;
(d) any material change by the Company in its accounting methods, principles or practices; (e) any material revaluation by the Company of any of its assets, including, without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business; (f) any other material action or event that would have required the consent of the Purchasers pursuant to Section 4.1 had such action or event occurred after the date of this Agreement (substituting the dollar thresholds in Section 2.5(a) for the dollar threshold appearing in
Section 4.1(e)); or (g) any sale of a material amount of property of the Company or any of its subsidiaries, except in the ordinary course of business or as permitted under the Company Credit Agreement.

      Section 2.9. No Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise), except liabilities (a) adequately provided for or disclosed in the Company's audited balance sheet (including any related notes thereto) for the fiscal year ended March 30, 1996 included in the Company SEC Reports (the "1996 Company Balance Sheet"), (b) which were incurred in the ordinary course of business and should not be reflected under generally accepted accounting principles on the 1996 Company Balance Sheet, (c) incurred since March 30, 1996 in the ordinary course of business consistent with past practice, (d) incurred in connection with this Agreement or (e) not covered by clauses (a) - (d) of this Section 2.9, in an aggregate amount not exceeding $900,000.

      Section 2.10. Absence of Litigation. There are no claims, actions, suits, proceedings or investigations pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, or any properties or rights of the Company or any of its subsidiaries, before any federal, foreign, state or provincial court, arbitrator or administrative, governmental or regulatory authority or body that could reasonably be expected to have a Material Adverse Effect.

      Section 2.11.  Employee Benefit Plans; Employment Agreements.

            (a) Section 2.11(a) of the Company Disclosure Schedule lists as of the date hereof all employee pension plans (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), all material employee welfare plans (as defined in Section 3(1) of ERISA) and all other material bonus, stock option, stock purchase, incentive, deferred compensation, supplemental retirement, severance and other similar fringe or employee benefit plans, programs or arrangements, and any material employment, executive compensation, consulting or severance agreements, written or otherwise, maintained by or contributed to the Company or any subsidiary of the Company or any Company ERISA Affiliate for the benefit of, or relating to, any current or former employee of or consultant to the Company, any trade or business (whether or not incorporated) which is a member of a controlled group including the Company or which is under common control with the Company or any subsidiary of the Company (a "Company ERISA Affiliate", provided that for purposes of Section 412 of the Code, the term "Company ERISA Affiliate" shall include entities required to be aggregated with the Company or a subsidiary under Sections 414(m) or (o) of the Code) within the meaning of
      Section 414 of the Internal Revenue Code of 1986, as amended (the "Code"), or any subsidiary of the Company, as well as each plan with respect to which the Company or a Company ERISA Affiliate could incur liability under Section 4069 (if such plan has been or were terminated) or Section 4212(c) of ERISA (all such plans, practices and programs are referred to as the "Company Employee Plans"). There have been made available to the Purchasers copies of (i) each such written Company Employee Plan (or in the case of an unwritten plan, a written description thereof), and summary plan descriptions relating thereto, (ii) the most recent annual report on Form 5500 series, with accompanying schedules and attachments, filed with respect to each Company Employee Plan required to make such a filing, and
      (iii) the most recent actuarial valuation report for each Company Employee Plan.

            (b) (i) Section 2.11(b) of the Company Disclosure Schedule lists as of the date hereof all "multiemployer" plans to which the Company or any subsidiary thereof or any other Company ERISA Affiliate contributes; (ii) all Company Employee Plans are in compliance in form and operation in all material respects with the requirements prescribed by any and all Laws (including ERISA and the Code) currently in effect with respect thereto (including all applicable requirements for notification to participants or the Department of Labor, Pension Benefit Guaranty Corporation (the "PBGC"), Internal Revenue Service (the "IRS") or Secretary of the Treasury), and the Company and each of its subsidiaries have performed all material obligations required to be performed by them under, are not in any material respect in default under or violation of, and have no knowledge of any material default or violation by any other party to, any of the Company Employee Plans; (iii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code is the subject of a favorable determination letter from the IRS, and nothing has occurred which may reasonably be expected to impair any such determination; (iv) all contributions required to be made to any Company Employee Plan pursuant to
      Section 412 of the Code, or the terms of the Company Employee Plan or any collective bargaining agreement, have been made on or before their due dates, and the Company is not in arrears in any material respect on payment of benefits under any Company Employee Plan; (v) with respect to each Company Employee Plan, no "reportable event" within the meaning of
      Section 4043 of ERISA (excluding any such event for which the 30 day notice requirement has been waived under the regulations to Section 4043 of ERISA) nor any event described in Sections 4062, 4063 or 4041 of ERISA has occurred; (vi) no non-exempt prohibited transaction, within the meaning of Section 4975 of the Code or Section 406 of ERISA, has occurred with respect to any Company Employee Plan; and (vii) there are no actions, proceedings, arbitrations, suits or claims pending, or to the knowledge of the Company, threatened or anticipated (other than routine claims for benefits) against the Company or any Company ERISA Affiliate or to the Company's knowledge any administrator, trustee or other fiduciary of any Company Employee Plan with respect to any Company Employee Plan, or against any Company Employee Plan or against the assets of any Company Employee Plan; provided, however, that, with respect to such of the Company Employee Plans as are "multiemployer plans," the representations and warranties contained in clauses (i), (ii), (iii), (v) and (vi) above are made only to the Company's knowledge. To the Company's knowledge, the withdrawal liability that the Company has incurred, if any, plus any liability that the Company would incur if it or any of the Company ERISA Affiliates were to completely withdraw as of the date hereof from each multiemployer plan to which it is required to contribute would not be material. The execution of, and performance of the transactions contemplated in, this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) (x) constitute an event under any Company Employee Plan or other agreement with any employer that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee, or (y) result in the triggering or imposition of any restrictions or limitations on the right of the Company or the Purchasers to amend or terminate any Company Employee Plan and receive the full amount of any excess assets remaining or resulting from such amendment or termination, subject to applicable taxes. No payment or benefit which will or may be made by the Company, the Purchaser or any of their respective affiliates with respect to any employee will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code. The most recent financial statements of the Company fairly present the liabilities for retiree medical and life insurance benefits and the funded status of the Company's pension plan(s) and nothing has occurred which would adversely affect such funded status and the facts provided to the actuary by the Company with respect to such benefits and plan(s) was complete and correct in all material respects. The assumptions made by the Company pursuant to Section 482 of ERISA were reasonable when made. Neither the Company nor any of its subsidiaries (or any Company ERISA Affiliate) has incurred or is reasonably likely to incur liability (i) under Title IV of ERISA (other than the payment of premiums, none of which are overdue) with respect to any Company Employee Plan or (ii) with respect to an accumulated funding deficiency, whether or not waived.

            (c) Section 2.11(c) of the Company Disclosure Schedule sets forth a true and complete list of each current or former employee, officer or director of the Company or any of its subsidiaries who holds (i) any option to purchase Common Stock as of the date hereof, together with the number of shares of Common Stock subject to such option, the option price of such option (to the extent determined as of the date hereof), whether such option is intended to qualify as an incentive stock option within the meaning of Section 422(b) of the Code (an "ISO"), and the expiration date of such option and (ii) any other right, directly or indirectly, to acquire Common Stock, together with the number of shares of Common Stock subject to such right. Section 2.11(c) of the Company Disclosure Schedule also sets forth the total number of such ISOs, such nonqualified options and such other rights.

            (d) Section 2.11(d) of the Company Disclosure Schedule sets forth a true and complete list of: (i) all employment agreements with officers of the Company or any of its subsidiaries; (ii) all agreements with consultants who are individuals obligating the

      Company or any of its subsidiaries to make annual cash payments in an amount exceeding $200,000; (iii) all employees of, or consultants to, the Company or any of its subsidiaries who have executed a non-competition agreement with the Company or any of its subsidiaries and to whom the Company is obligated to make annual cash payments in excess of $200,000;
      (iv) all severance agreements, programs and policies of the Company or any of its subsidiaries with or relating to its employees, in each case with outstanding commitments exceeding $50,000 to any employee, and excluding programs and policies required to be maintained by law; and (v) all plans, programs, agreements and other arrangements of the Company or any of its subsidiaries with or relating to its employees which contain change in control provisions.

      Section 2.12. Labor Matters. There are no claims or proceedings pending or, to the knowledge of the Company, threatened, between the Company or any of its subsidiaries and any of their respective employees, asserting that the Company has committed an unfair labor practice. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or its subsidiaries, nor does the Company or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees. The Company has no knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of the Company or any of its subsidiaries which could reasonably be expected to have a Material Adverse Effect.

      Section 2.13.  Proxy Statement; Section 14(f) Statement.

            (a) Any proxy statement to be sent to the stockholders of the Company in connection with a meeting of the stockholders of the Company to consider the sale of the Shares (the "Stockholders Meeting"; such proxy statement as amended or supplemented is referred to herein as the "Proxy Statement") will comply as to form in all material respects with Section 14(a) of the Exchange Act and the rules promulgated thereunder, and will not, on the date the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meeting, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meeting which has become false or misleading. If at any time prior to the Closing Date any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the Proxy Statement, the Company shall promptly inform the Purchasers. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement or omission made based on information supplied by the Purchasers which is contained in any of the foregoing documents.

            (b) In the event that the Principal Closing is to be consummated without a shareholder vote, the information statement required by Rule 14f-1 of the Exchange Act (the "14(f) Statement") and the information statement required by Rule 14c-2 under the Exchange Act, if required to be delivered to shareholders of the Company in connection with the Ratification and Voting Agreement or otherwise in connection with the Stock Purchase (the "Schedule 14C"), will each comply as to form in all material respects with the requirements of Section 14 of the Exchange Act, and will not, on the date the 14(f) Statement or the Schedule 14C, as applicable, (or any amendment thereof or supplement thereto) is first mailed to stockholders, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication which has become false or misleading. If at any time prior to the Principal Closing Date any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which is required to be set forth in a supplement to the 14(f) Statement or the Schedule 14C, as applicable, the Company shall promptly inform the Purchasers. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any statement or omission made based on information supplied by the Purchasers which is contained in any of the foregoing documents.

      Section 2.14.  Title to Property.

            (a) The Company and each of its subsidiaries have good and marketable title to all of their properties and assets, free and clear of all liens, charges and encumbrances, except liens for taxes not yet due and payable and such liens or other imperfections of title which are not material to the current use of such property in the Company's business; and all leases pursuant to which the Company or any of its subsidiaries lease from others any personal property are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a material default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default would not be material.

            (b) Section 2.14 of the Company Disclosure Schedule sets forth a complete list of all real property and interests in real property owned in fee by the Company or its subsidiaries as of the date hereof (each, an "Owned Property" and collectively the "Owned Properties") and a true, complete and correct list of all properties subject to leases, licenses and other occupancy agreements, as amended, modified or supplemented as of the date hereof (collectively, the "Leases"), pursuant to which the Company or its subsidiaries, as applicable, leases or subleases real property and interests in real property leased or subleased by the Company or its subsidiaries as of the date hereof (each, a

      "Leased Property" and collectively the "Leased Properties"). The Company or its respective subsidiary, as applicable, has (x) good and marketable fee title to all Owned Properties and (y) good and valid title to the leasehold estates in all Leased Properties, in each case free and clear of all mortgages, liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other restrictions of any nature whatsoever (each, an "Encumbrance" and collectively, "Encumbrances"), except for mortgages granted to Bankers Trust Company, as Agent under the Company Credit Agreement and such liens, security interests, encumbrances, leases, assignments, subleases, easements, covenants, rights-of-way and other restrictions or imperfections of title that either individually or in the aggregate do not materially impair the continued use and operation of the property to which they relate for the business of the Company or such respective subsidiary, as applicable, as presently conducted and uses ancillary thereto. The Company has heretofore made available to Purchasers true, correct and complete copies of each of the Leases. Each of the Leases is in full force and effect. Neither the Company nor its subsidiaries, as applicable, is in default under any material provisions under any of the Leases nor has any event occurred which with the giving of notice or the passage of time or both would constitute such a default, under any such material provision. To the best knowledge of the Company, the landlord under each of the Leases is not in default under any material provisions thereunder nor has any event occurred which with the giving of notice or the passage of time or both would constitute such a default.

            (c) The Company is not in material violation of any zoning, building or safety ordinance, regulation or requirement or other law or regulation applicable to the operation of owned or leased properties likely to impede the normal operation of the business of the Company, and the Company has not received any written notice of any such violation with which such recipient has not complied.

            (d) Except as set forth in Section 2.14(d) of the Company Disclosure Schedule, there are no pending claims of landlords with respect to damages arising from the Company's rejection of nonresidential real property leases in Chapter 11 Bankruptcy Case No. 95-84 (PJW) in the United States Bankruptcy Court for the District of Delaware ("Case No. 95-84"), other than those claims which are in their entirety subject to 11 U.S.C. 502(b)(6).

            (e) Except as set forth on Section 2.14(e) of the Company Disclosure Schedule, there are no leases that were assigned by the Company prior to the filing by the Company of its Chapter 11 bankruptcy petition in Case No. 95-84 with respect to which the Company has received written notice from any party that such party possesses a claim against the Company, other than those claims with respect to which a proof of claim was filed in Case No. 95-84, nor is the Company aware of any such claims which are pending or threatened.

      Section 2.15. Restrictions on Business Activities. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or impairing in any material respect any business practice of the Company or any of its subsidiaries, acquisition of property by the Company or any of its subsidiaries or the conduct of business by the Company or any of its subsidiaries as currently conducted or as proposed to be conducted by the Company.

      Section 2.16.  Taxes.

            (a) For purposes of this Agreement, "Tax" or "Taxes" shall mean (i) taxes, fees, levies, duties, tariffs, imposts, and governmental impositions or charges of any kind in the nature of (or similar to) taxes, payable to any federal, state, local or foreign taxing authority, including (without limitation), income, franchise, profits, gross receipts, ad valorem, net worth, value added, sales, use, service, real or personal property, special assessments, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premiums, windfall profits, transfer and gains taxes, (ii) any liability of the Company or its subsidiaries for taxes of any other person under Treasury Regulation Section 1.1502-6 (or any analogous provision of foreign, state or local law), as a transferee or successor under Section 6901 of the Code (or any analogous provision of foreign, state or local law), by contract, or otherwise and (iii) in each case, interest, penalties, additional taxes and additions to tax imposed with respect thereto; "Tax Returns" shall mean returns, reports, forms, declarations and information statements with respect to Taxes required to be filed with the IRS or any other federal, foreign, state or provincial taxing authority, domestic or foreign, including, without limitation, consolidated, combined and unitary tax returns ; "Code" shall mean the Internal Revenue Code of 1986, as amended; "Affiliated Group" shall mean, in connection with any federal income Tax, any affiliated group within the meaning of Section 1504 of the Code, and in connection with any state or local Tax, any combined, unitary or similar group under an applicable provision of state or local law; and "IRS" shall mean the Internal Revenue Service.

            (b) (i)The Company and its subsidiaries, and each Affiliated Group of which the Company or its subsidiaries was a member, have filed all Tax Returns (or extension requests) that relate to the Company or its subsidiaries required to be filed by them, (ii) all such Tax Returns were complete and correct, except as would not have a material effect on the liability of the Company or its subsidiaries for Taxes, (iii) the Company and its subsidiaries, and each Affiliated Group of which the Company or its subsidiaries was a member, have paid all Taxes due in connection with or with respect to the periods or transactions covered by such Tax Returns and have paid all other Taxes as are due, except such as are being contested in good faith by appropriate proceedings and included in Section
      2.16 of the Company Disclosure Schedule, (iv) there are no other Taxes (other than an immaterial amount of Taxes) that would be due if asserted by a taxing authority, except with respect to which the Company is maintaining reserves to the extent currently required, (v) all material amounts required to be collected or withheld by each of the Company and its subsidiaries have been collected or withheld and any such amounts that are required to be remitted to any taxing authority have been duly remitted, (vi) no taxing authority in a jurisdiction where any of the Company or its subsidiaries do not file Tax Returns has made a written claim or assertion (or, to the knowledge of the Company, a threat) that such non-filing entity is or may be subject to taxation by such jurisdiction that would or may involve a material amount of Tax, (vii) none of the Company or its subsidiaries has agreed or is required to include in income any material adjustment pursuant to Section 481(a) of the Code (or analogous provisions of foreign, state or local law) by reason of a change in accounting method or otherwise, and, the IRS (or other taxing authority) has not proposed, and to the knowledge of the Company, is not considering, any such change in accounting method in connection with an ongoing audit of the Company or its subsidiaries (viii) none of the Company or its subsidiaries has agreed or is required to include in income any adjustment pursuant to Section 482 of the Code (or analogous provisions of foreign, state or local law) which could materially affect the liability for Taxes of the Company or its subsidiaries for any period (or portion of a period) after the Closing, and, the IRS (or other taxing authority) has not proposed, and to the knowledge of the Company, is not considering, any such adjustment which could have any such material effect, (ix) no material excess loss account (as described in Treasury Regulation Section 1.1502-19) exists with respect to any of the Company's subsidiaries, (x) the Company and its subsidiaries have made all material payments of estimated Taxes required to be made under Section 6655 of the Code and any analogous provisions of state, local or foreign law, (xi) there was no reduction to the tax basis of any of the assets of the Company or the subsidiaries as a result of the consummation of the Second Amended Chapter 11 Plan of Reorganization of the Grand Union Company, dated April 19, 1995, (xii) there is no action, suit, proceeding, investigation, audit, claim or assessment pending as to which the Company has received notice in writing with respect to any material liability for Tax that relates to the Company or any of its subsidiaries, (xiii) there are no tax rulings, requests for rulings, or closing agreements to which any of the Company, its subsidiaries or any Affiliated Group of which the Company or any of its subsidiaries was a member, is a party or is subject which could materially affect the liability for Taxes of the Company or its subsidiaries for any period (or portion of a period) after the Closing, (xiv) all income Tax Returns of the Company, each of its subsidiaries and each Affiliated Group of which the Company or its subsidiaries was a member, with respect to taxable periods through the year ended March 30, 1991, have been examined and closed or are Tax Returns with respect to which the applicable statute of limitations has expired without extension or waiver, (xv) neither the Company nor any of its subsidiaries is a party to any tax sharing agreement to which any person not presently included in the consolidated federal income Tax Return filed by the Company is a party, (xvi) none of the Company nor any of its subsidiaries has disposed of any property in a transaction being accounted for under the installment method pursuant to
      Section 453 of the Code which involves the deferral of a material amount of tax, (xvii) none of the

      Company nor any of its subsidiaries has any deferred gain (A) arising from intercompany transactions (as described in Treasury Regulation Section 1.1502-13) or (B) with respect to stock or obligations of any other member of the Company's Affiliated Group, which could materially affect the liability for Taxes of the Company or its subsidiaries for any period (or portion of a period) after the Closing, (xviii) there are no material tax liens on any assets of the Company or any subsidiary thereof, except for Taxes not yet due and payable, and (xix) neither the Company nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any Tax. The accruals and reserves for Taxes (including deferred taxes) reflected in the 1996 Company Balance Sheet are in all material respects adequate to cover all Taxes required to be accrued through the date thereof (including interest and penalties, if any, thereon and Taxes being contested).

            (c) To the knowledge of the Company, neither the Company nor any of its subsidiaries owns any property of a character, the indirect transfer of which, pursuant to this Agreement, would give rise to any material documentary, stamp or other transfer tax.

            (d) The amount of net operating loss carryovers and other carryovers available to the Company and its subsidiaries as of March 30, 1996 is at least $36.4 million. There are no material limitations, as of the Principal Closing Date, (without regard to this transaction), on the ability of the Company and its subsidiaries to use the carryovers described in the preceding clause or claim any otherwise deductible amounts under Sections 382 and 383 of the Code.

      Section 2.17. Environmental Matters. Except in all cases as, in the aggregate, have not had and could not reasonably be expected to have a Material Adverse Effect, and except for any matters as to which remediation efforts have been completed, the Company and each of its subsidiaries: (i) have obtained all Approvals which are required to be obtained under all applicable federal, state, foreign or local laws or any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered, promulgated or approved thereunder relating to pollution, contamination or protection of the environment, human health or safety or safety of employees, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, or solid, hazardous or toxic materials or wastes into air (indoor or outdoor), surface water, ground water, soil, land surface or subsurface, buildings, facilities, real or personal property or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants or solid, hazardous or toxic materials or wastes by the Company or its subsidiaries or their respective agents ("Environmental Laws"); (ii) are in compliance with all terms and conditions of such required Approvals and also are in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in applicable Environmental Laws; (iii) as of the date hereof, are not aware of, nor have received notice of, any past or present, actual, alleged or potential violations of Environmental Laws or any event, condition, circumstance, activity, practice, incident, action or plan which is reasonably likely to interfere with or prevent continued compliance with or which may give rise to any contractual, common law or statutory liability, or otherwise form the basis of any claim, action, suit, investigation or proceeding, against the Company or any of its subsidiaries based on or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge or release into the environment or elsewhere, of any pollutant, contaminant or solid, hazardous or toxic material or waste; (iv) have taken all actions necessary under applicable Environmental Laws to register any products or materials required to be registered by the Company or its subsidiaries (or any of their respective agents) thereunder; (v) to the Company's knowledge, there have been no past or present releases from any underground or aboveground storage tanks at, on, under or about any property or assets owned, operated or controlled by the Company or any of its subsidiaries;
(vi) as of the date hereof, are not aware of, nor have received any written notice or other communication that any of them is nor may be a potentially responsible person or otherwise liable in connection with any waste disposal site; and (vii) has not been at any time requested or required by any governmental authority to perform any investigatory, removal or remedial activity or other action pursuant to any Environmental Laws.

      Section 2.18.  Intellectual Property.

            (a) The Company, directly or indirectly, owns, licenses or otherwise possesses (or has applied for), legally enforceable rights to use all trademarks, trade names, service marks, trade dress, logos and designs and any and all registrations and applications therefor (and all goodwill associated therewith), all copyrights, whether or not registered, all patents and any applications therefore, computer software and tangible or intangible proprietary information or material, except where the failure to so own, be licensed or otherwise possess legally enforceable rights to use could not reasonably be expected to have a Material Adverse Effect (the "Company Intellectual Property Rights").

            (b) Section 2.18 of the Company Disclosure Schedule sets forth a complete and accurate list of the Company's (i) registered trademarks, trade names, service marks and copyrights, and (ii) patent applications or issued patents. No claims with respect to the Company Intellectual Property Rights have been asserted or, to the knowledge of the Company, are threatened by any person that reasonably would be expected to have a Material Adverse Effect, (i) that the manufacture, sale, licensing or use of any of the products of the Company or any of its subsidiaries as now manufactured, sold or licensed or used or currently proposed for manufacture, use, sale or licensing by the Company or any of its subsidiaries infringes on any copyright, patent, trademark, trade secret, service mark, or other proprietary right of any person, (ii) against the use by the Company or any of its subsidiaries of any material trademarks, service marks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of the Company and its subsidiaries as currently conducted, or (iii) challenging the ownership, validity or effectiveness of any of the Company Intellectual Property Rights. All registered trademarks, service marks, patents, and copyrights owned or held by the Company are valid and subsisting and not subject to cancellation or abandonment proceedings. No claims or actions have been asserted or are threatened by the Company against any person with regard to the Company Intellectual Property Rights and, to the knowledge of the Company, there is no unauthorized use, infringement or misappropriation of any of the Company Intellectual Property Rights by any third party, including any employee or former employee of the Company or any of its subsidiaries, which could reasonably be expected to have a Material Adverse Effect. No Company Intellectual Property Right or product of the Company or any of its subsidiaries is subject to any outstanding decree, order, judgment, or stipulation restricting in any manner the licensing thereof by the Company or any of its subsidiaries.

      Section 2.19. Interested Party Transactions. Since March 30, 1996, no event has occurred that would be required to be reported as a Certain Relationship or Related Transaction, pursuant to Item 404 of Regulation S-K promulgated by the SEC.

      Section 2.20. Insurance. Section 2.20 of the Company Disclosure Schedule sets forth a complete list of all material fire and casualty, general liability, business interruption, product liability, professional liability and sprinkler and water damage insurance policies maintained by the Company or any of its subsidiaries. All such policies are with reputable insurance carriers, provide full and adequate coverage for all normal risks incident to the business of the Company and its subsidiaries and their respective properties and assets and are in character and amount similar to that carried by entities engaged in similar businesses and subject to the same or similar perils or hazards, except as could not reasonably be expected to have a Material Adverse Effect.

      Section 2.21. Opinion of Financial Advisor. The Company has been advised in writing by its financial advisor, Donaldson, Lufkin & Jenrette ("DLJ"), that in its opinion, as of the date hereof, the consideration to be received for the Shares is fair to the Company from a financial point of view.

      Section 2.22. Brokers. No broker, finder or investment banker (other than DLJ, the fees and expenses of which will be paid by the Company) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or its subsidiaries or affiliates. Other than the letter dated January 17, 1996 between DLJ and the Company, in the form filed as
Exhibit 10.28 to the Company's annual report on Form 10-K for the fiscal year ended March 30, 1996 (the "DLJ Engagement Letter"), there are no agreements between the Company and DLJ pursuant to which such firm would be entitled to any payment relating to the transactions contemplated hereunder.

      Section 2.23. Takeover Statute. Execution, delivery and performance of this Agreement and consummation of the transactions contemplated hereby will not cause to be applicable to the Company any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under state or federal laws (each a "Takeover Statute").

      Section 2.24. Change in Control Payments. Neither the Company nor any of its subsidiaries have any plans, programs or agreements to which they are parties, or to which they are subject, pursuant to which payments may be required or acceleration of benefits may be required upon a change of control of the Company.

      Section 2.25. Section 203 of the DGCL Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in Section 203) will not apply to the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.

      Section 2.26. Foreign Corrupt Practices Act. To the Company's knowledge, the Company has not made, offered or agreed to offer anything of value to any government official, political party or candidate for governmental office (or any person that the Company knows or has reason to know, will offer anything of value to any governmental official, political party or candidate for political office), such that the Company or its subsidiaries have violated the Foreign Corrupt Practices Act of 1977, as amended. There is not now nor has there ever been any employment by the Company of any governmental or political official in any country while such official was in office.

      Section 2.27. Disclosure. Neither this Agreement nor any other agreement or certificates delivered to the Purchasers as of the date hereof contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading. With respect to any projections contained in information provided to Purchasers, the Company represents only that such projections were prepared in good faith.

      Section 2.28. Securities Laws. Assuming that the Purchasers' representations and warranties contained in Section 3 hereof are, and continue to be at each Closing, true and correct, the offer, issuance and sale of the Shares is, and will be as of each Closing, exempt from the registration and prospectus delivery requirements of the Securities Act, and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable Blue Sky Laws.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS

      Subject to Section 8.1 hereof, each of the Purchasers severally represents and warrants to the Company that:

      Section 3.1. Organization. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

      Section 3.2. Due Authorization. Such Purchaser has all right, power and authority to enter into the Transaction Documents to which it is party and to consummate the transactions contemplated thereby. The execution and delivery of the Transaction Documents to which it is party by such Purchaser and the consummation by such Purchaser of the transactions contemplated hereby have been duly authorized by all necessary action on behalf of such Purchaser. The Transaction Documents to which it is party have been duly executed and delivered by such Purchaser and, assuming the due authorization, execution and delivery by the other parties thereto, constitutes the valid and binding agreement of such Purchaser enforceable in accordance with their respective terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights, (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought, and
(iii) the enforcement of the indemnification provisions contained in the Registration Rights Agreement are subject to applicable securities laws and principles of public policy.

      Section 3.3. Acquisition for Investment; Source of Funds. Such Purchaser is acquiring the Shares being purchased by it for its own account for the purpose of investment and not with a view to or for sale in connection with any distribution thereof, and such Purchaser has no present intention or plan to effect any distribution of Shares other than in an offering registered under the Securities Act or a disposition exempt from registration under the Securities Act.

      Section 3.4. Brokers or Finders. No agent, broker, investment banker or other firm or person acting on behalf of such Purchaser, including any of the foregoing that is an affiliate of such Purchaser, is or will be entitled to receive any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except for the fees to be paid to Shamrock Capital Advisors, Inc. ("SCA") and GE Investment Management Incorporated (the "GEI Manager") by the Company in accordance with Sections 6.3(i) and 6.4(h) of this Agreement and Sections 2 and 5 of the Management Agreement.

      Section 3.5. Accredited Investor. Such Purchaser is an "accredited investor" within the meaning of Rule 501(a) under the Securities Act.

                                   ARTICLE IV

                CONDUCT OF BUSINESS PENDING THE PRINCIPAL CLOSING

      Section 4.1. Conduct of Business by the Company Pending the Principal Closing. The Company covenants and agrees that, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Principal Closing, unless the Purchasers shall otherwise agree in writing, the Company shall conduct its business and shall cause the businesses of its subsidiaries to be conducted only in, and the Company and its subsidiaries shall not take any action except in, the ordinary course of business and the Company shall use all reasonable commercial efforts to: (i) pay all obligations of the Company as they come due (except for such obligations as the Company disputes in good faith), (ii) preserve substantially intact the business organization of the Company and its subsidiaries, (iii) keep available the services of the present officers, employees and consultants of the Company and its subsidiaries and (iv) preserve the present relationships of the Company and its subsidiaries with customers, suppliers and other persons with which the Company or any of its subsidiaries has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement or as set forth on the Company Disclosure Schedule, neither the Company nor any of its subsidiaries shall, during the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Principal Closing, directly or indirectly do, or propose to do, any of the following without the prior written consent of the Purchasers:

            (a) amend or otherwise change the Certificate of Incorporation or By-Laws of the Company or any of its subsidiaries;

            (b) issue, grant, sell, pledge, dispose of or encumber, or authorize the issuance, sale, pledge, disposition or encumbrance of, any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest (including, without limitation, any phantom interest) in the Company, any of its subsidiaries or affiliates (except for the issuance of shares of Common Stock issuable pursuant to (i) Stock Options which were granted under the Company Stock Option Plans or may be granted under the 1995 Non-Employee Director Stock Option Plan or (ii) the Warrants, and in each case which are outstanding on the date hereof);

            (c) sell, pledge, dispose of or encumber any assets of the Company or any of its subsidiaries except for (i) sales of assets in the ordinary course of business and in a manner consistent with past practice, (ii) dispositions of obsolete or worthless assets, and (iii) as permitted by the Company Credit Agreement;

            (d) (i) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of any of its capital stock, except that a wholly owned subsidiary of the Company may declare and pay a dividend to its parent, (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (iii) amend the terms or change the period of exercisability of, purchase, repurchase, redeem or otherwise acquire, or permit any subsidiary to purchase, repurchase, redeem or otherwise acquire, any of its securities or any securities of its subsidiaries, including, without limitation, the Senior Notes, shares of Common Stock or any option, warrant or right, directly or indirectly, to acquire shares of Common Stock, or propose to do any of the foregoing (other than pursuant to the Company Stock Option Plans);

            (e) (i) acquire (by merger, consolidation, or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (ii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse or otherwise as an accommodation become responsible for, the obligations of any person or make any loans or advances, except borrowings in the ordinary course of business for working capital purposes or to fund capital expenditures or purchases of fixed assets permitted by clause (iv) hereof under the Company Credit Agreement; (iii) enter into, materially amend or terminate any material contract or agreement; (iv) authorize any capital expenditures or purchase of fixed assets except as permitted under the Company Credit Agreement; or (v) enter into or amend any contract, agreement, commitment or arrangement to effect any of the matters prohibited by this Section 4.1(e); provided, that consent to actions under clauses (ii) - (v) above shall only be required with respect to obligations to pay or rights to receive payments of $1,500,000 on any single contract or any contract or any contract with annual payments in excess of $500,000;

            (f) increase the compensation payable or to become payable to its officers or employees, or grant any severance or termination pay to any director or officer of the Company or any of its subsidiaries, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees, except, in each case, as may be required by law or as may occur in the ordinary course of business;

            (g) take any action to change accounting policies or procedures (including, without limitation, procedures with respect to revenue recognition, payments of accounts payable and collection of accounts receivable), except for changes in GAAP after the date hereof;

            (h) make any material tax election inconsistent with past practice or settle or compromise any federal, state, local or foreign tax liability in an amount greater than the amount listed in Section 2.16 of the Company Disclosure Schedule or agree to an extension of a statute of limitations;

            (i) pay, discharge or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements contained in the Company SEC Reports filed prior to the date of this Agreement or incurred in the ordinary course of business and consistent with past practice;

            (j) enter into any contract which would have been required to be disclosed under Section 2.5(a), except to the extent otherwise permitted by Section 4.1(e) above;

            (k) enter into any transaction with any affiliate (other than transactions in the ordinary course of business and consistent with past practice) on terms less favorable to the Company than would be obtained in an arms'-length transaction with an unaffiliated Third Party; or

            (l) take, or agree in writing or otherwise to take, any of the actions described in Sections 4.1 (a) through (k) above, or any action which would make any of the representations or warranties of the Company contained in this Agreement untrue or incorrect as of the date hereof or which would prevent the Company from being able to deliver the certificate referred to in Section 6.4(a) hereof if the Principal Closing were to be held on the date of such action or prevent the Company from performing or cause the Company not to perform its covenants hereunder such that the Company would be prevented from delivering the certificate referred to in
      Section 6.4(b) hereof if the Principal Closing were to be held on the date of such action.

      Section 4.2.  No Solicitation.

            (a) The Company shall not, directly or indirectly, through any officer, director, employee, representative or agent of the Company or any of its subsidiaries, (i) solicit, initiate or encourage the initiation of any inquiries or proposals regarding any merger, sale of substantial assets, sale of shares of capital stock (including without limitation by way of a tender offer) or similar transactions involving the Company or any subsidiaries of the Company other than the Stock Purchase (any of the foregoing inquiries or proposals being referred to herein as an "Acquisition Proposal"), (ii) engage in negotiations or discussions concerning, or provide any nonpublic information to any person relating to, any Acquisition Proposal or (iii) agree to, approve or recommend any Acquisition Proposal. Nothing contained in this Agreement shall prevent the Board of Directors of the Company from considering, discussing, negotiating, agreeing, approving and recommending to the stockholders of the Company a bona fide Acquisition Proposal not solicited in violation of this Agreement, provided the Board of Directors of the Company determines in good faith (upon advice of outside counsel) that it is required to do so in order to discharge properly its fiduciary duties.

            (b) The Company shall immediately notify the Purchasers after receipt of any Acquisition Proposal, or any modification of or amendment to any Acquisition Proposal, or any request for nonpublic information relating to the Company or any of its subsidiaries in connection with an Acquisition Proposal or for access to the properties, books or records of the Company or any subsidiary by any person or entity that informs the Board of Directors of the Company or such subsidiary that it is considering making, or has made, an Acquisition Proposal. Such notice to the Purchasers shall be made orally and in writing, and shall indicate whether the Company is providing or intends to provide the person making the Acquisition Proposal with access to information concerning the Company as provided in Section 4.2(c).

            (c) If the Board of Directors of the Company receives a request for material nonpublic information by a person who makes, or indicates that it is considering making, a bona fide Acquisition Proposal, and the Board of Directors determines in good faith and upon the advice of outside counsel that it is required to cause the Company to act as provided in this
      Section 4.2(c) in order to discharge properly the directors' fiduciary duties, then, provided the person making the Acquisition Proposal has executed a confidentiality agreement substantially similar to the one then in effect among the Company and Purchasers, the Company may provide such person with access to information regarding the Company.

            (d) The Company shall immediately cease and cause to be terminated any existing discussions or negotiations with any persons (other than the Purchasers) conducted heretofore with respect to any of the foregoing. The Company agrees not to release any third party from the confidentiality provisions of any confidentiality agreement to which the Company is a party.

The Company shall (i) ensure that the officers, directors and key employees of the Company and its subsidiaries are aware of and abide by and (ii) use its best efforts to ensure that any investment banker or other advisor or representative retained by the Company is aware of and abides by the restrictions described in this Section 4.2.

      Section 4.3. Press Releases; Interim Public Filings. The Company shall deliver to the Purchasers complete and correct copies of all press releases and public filings made between the date hereof and the Principal Closing Date, in each case prior to release in the form in which it will be issued.


                                    ARTICLE V

                              ADDITIONAL AGREEMENTS

      Section 5.1. HSR Act. As promptly as practicable after the date of the execution of this Agreement, the Company, the Purchasers and all other necessary parties shall file notifications under and in accordance with the HSR Act in connection with the Stock Purchase and the transactions contemplated hereby and shall respond as promptly as practicable to any inquiries and requests received (i) from the Federal Trade Commission (the "FTC") and the Antitrust Division of the Department of Justice (the "Antitrust Division") for additional information or documentation or (ii) from any State Attorney General or other governmental authority in connection with antitrust matters.

      Section 5.2. Proxy Statement; 14(f) Statement. Unless the Principal Closing is to occur without a vote of the shareholders, as promptly as practicable after the execution of this Agreement, the Company shall prepare and file with the SEC preliminary proxy materials which shall constitute the Proxy Statement of the Company. As promptly as practicable after comments are received from the SEC thereon and after the furnishing by the Company and the Purchasers of all information required to be contained therein, the Company shall use all reasonable efforts to mail the Proxy Statement to its shareholders, as soon thereafter as practicable. The Proxy Statement shall include the recommendation of the Board of Directors of the Company in favor of the Stock Purchase, subject to the last sentence of Section 5.3. Notwithstanding anything contained in this
Section 5.2 to the contrary, in the event that the Principal Closing is to occur without a vote of the shareholders of the Company, the Company and the Purchasers shall prepare, file and mail to the Company's shareholders the 14(f) Statement and, if required, the Schedule 14C. The Company shall amend and supplement the Proxy Statement or the 14(f) Statement or the Schedule 14C, as the case may be, in the event that such amendment or supplement is required under the Exchange Act. The Purchasers shall promptly furnish to the Company all information reasonably requested by it for use in the preparation of the Proxy Statement, the 14(f) Statement and the Schedule 14C, as the case may be, and any amendments or supplements thereto, and each Purchaser shall promptly notify the Company if any amendment or supplement is required under the Exchange Act with respect to any information previously furnished by the Purchaser.

      Section 5.3. Stockholders Meeting. Unless the Principal Closing is to occur without a vote of the Company's shareholders, the Company shall call and hold its Stockholders Meeting as promptly as practicable and in accordance with applicable laws for the purpose of voting upon the approval of the Stock Purchase. Unless otherwise required under the applicable fiduciary duties of the directors of the Company, as determined by such directors in good faith after consultation with and based upon the advice of outside legal counsel, the Company shall use all reasonable efforts to solicit from its stockholders proxies in favor of adoption of this Agreement and approval of the transactions contemplated hereby and shall take all other action necessary or advisable to secure the vote or consent of stockholders to obtain such approvals.

      Section 5.4.  Access to Information.

            (a) Upon reasonable notice and subject to restrictions contained in confidentiality agreements to which such party is subject (from which such party shall use reasonable efforts to be released), the Company shall (and shall cause each of its subsidiaries to) afford to the officers, employees, accountants, counsel and other representatives of the Purchasers reasonable access, during the period from the date hereof until the Closing

      Date, to all of its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its subsidiaries to) furnish promptly to the Purchasers all information concerning its business, properties and personnel as the Purchasers may reasonably request, and shall make available to the Purchasers the appropriate individuals (including attorneys, accountants and other professionals) for discussion of the Company's business, properties and personnel as the Purchasers may reasonably request.

            (b) As long as either Purchaser shall own any Shares, Conversion Shares or securities issued by the Company as dividends on the Shares, the Company shall permit a representative of such Purchaser, to visit and inspect any of the properties of the Company and its subsidiaries and to discuss the affairs, finances and accounts of the Company and its subsidiaries with, and to make proposals and furnish advice with respect thereto to, the principal officers of the Company, all at such reasonable times, upon reasonable notice and as often as such Purchaser may reasonably request; provided, however, that at any time a Purchaser shall own securities representing less than 10% of the total voting power of all of the Company's securities then outstanding, the Company's principal officers shall not be required pursuant to this Section 5.4(b) to meet with such Purchaser's representative more often than quarterly, and provided further, neither the Board of Directors nor the officers of the Company shall be under any obligation to take any action with respect to any proposals made or advice furnished by such Purchaser pursuant to this
      Section 5.4, other than to take such proposals or advice seriously and give due consideration thereto.

            (c) Each party shall keep all information furnished or obtained pursuant to this Section confidential in accordance with the terms of
      Section 5.5 hereof.

      Section 5.5. Confidentiality. It is understood by the parties hereto that the information, documents and instruments delivered to Purchasers by the Company or its agents and the information, documents and instruments delivered to the Company by the Purchasers or their respective agents are of a confidential and proprietary nature. Each of the parties hereto agrees that both prior and subsequent to the Closing it will maintain the confidentiality of all such confidential information, documents or instruments delivered to it by each of the other parties hereto or their agents in connection with the negotiation of this Agreement or in compliance with the terms, conditions and covenants hereof and will only disclose such information, documents and instruments to its duly authorized officers, partners, directors, representatives and agents. Each of the parties hereto further agrees that if the transactions contemplated hereby are not consummated, it will return all such documents and instruments and all copies thereof in its possession to the other party to this Agreement. Each of the parties hereto recognizes that any breach of this Section 5.5 would result in irreparable harm to the other parties to this Agreement and their affiliates and that therefore either the Company or the Purchasers, as the case may be, shall be entitled to seek an injunction to prohibit any such breach or anticipated breach, without the necessity of posting a bond, cash or otherwise, in addition to all of their other legal and equitable remedies. Nothing in this Section 5.5, however, shall prohibit such use of such confidential information, documents or information as upon the advice of the Company's counsel or the Purchaser's counsel is required by law, governmental regulations or judicial process; provided, however, that no such disclosure shall be made without reasonable notice to the party that is the source of such confidential information.

      Section 5.6. Consents; Approvals. The Company shall use all reasonable efforts to obtain all consents, waivers, approvals, authorizations or orders (including, without limitation (i) consents under the agreements set forth on Section 5.6 of the Company Disclosure Schedule and (ii) all United States and foreign governmental and regulatory rulings and approvals), and the Company shall make all filings (including, without limitation, all filings with United States and foreign governmental or regulatory agencies) required in connection with the authorization, execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby, in each case as promptly as practicable; provided, however, no payment or accommodation shall be made by the Company in connection with obtaining the foregoing without Purchasers' consent, which consent shall not be unreasonably withheld. The Company and the Purchasers shall furnish promptly all information required to be included in the Proxy Statement, the 14(f) Statement, or the Schedule 14C, as the case may be, or for any application or other filing to be made pursuant to the rules and regulations of any United States or foreign governmental body in connection with the transactions contemplated by this Agreement. The Company also shall use its reasonable efforts to obtain all necessary state securities laws or blue sky permits and approvals required to carry out the transactions contemplated hereby and shall furnish all information as may be reasonably requested in connection with any such action.

      Section 5.7. Notification of Certain Matters. The Company shall give prompt notice to the Purchasers and the Purchasers shall give prompt notice to the Company, of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any representation or warranty contained in this Agreement to become untrue or inaccurate, or (ii) any failure of the Company or the Purchasers, as the case may be, materially to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice; and provided, further, that such notice shall be required only if the certificates referred to in Sections 6.3(a), 6.3(b), 6.4(a) or 6.4(b), would not be able to be given if the applicable Closing were to occur on such date.

      Section 5.8. Public Announcements. The Purchasers and the Company shall consult with each other before issuing any press release with respect to the Stock Purchase or this Agreement and shall not issue any such press release or make any such public statement without the prior consent of the other party, which consent shall not be unreasonably withheld; provided, however, that a party may, without the prior consent of the other party, issue such press release or make such public statement as may upon the advice of counsel be required by law or the rules and regulations of the NASDAQ National Market ("NASDAQ"), if it has used all reasonable efforts to consult with the other party prior thereto, and shall promptly notify the other parties hereto thereof.

      Section 5.9. Conveyance Taxes. The Purchasers and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications, or other documents regarding any real property transfer or gains, sales, use, transfer, value added, stock transfer and stamp taxes, any transfer, recording, registration and other fees, and any similar taxes which become payable in connection with the transactions contemplated hereby that are required or permitted to be filed at or before the Closing and the Company agrees that it will pay, and will hold the Purchasers harmless, from any and all liability with respect to any such taxes which may be determined to be payable in connection with the transactions contemplated hereby.

      Section 5.10. Listing. The Company shall use its best efforts to continue the quotation of the Common Stock on NASDAQ or a national securities exchange during the term of this Agreement and for so long as any of the Shares or the Conversion Shares are outstanding, and the Company shall continue to use its best efforts to list the Senior Notes on a stock exchange or include the Senior Notes for quotation on NASDAQ (as required under the Reorganization Plan).

      Section 5.11. Consent of Banks. The Company shall use its reasonable efforts to obtain from Bankers Trust Company, as Agent for the banks party to the Company Credit Agreement, a consent of the Required Banks (as defined in the Company Credit Agreement) to the transactions contemplated hereby and a waiver of any defaults or required prepayments under the Company Credit Agreement caused hereby; provided, however, no payment or accommodation shall be made by the Company in connection with obtaining the foregoing without the Purchasers' consent, which consent shall not be unreasonably withheld.

      Section 5.12. Restrictions on Transfer. From the date of the First Closing (or, if the First Closing shall not occur, the Principal Closing), through and including the third anniversary of the later of the First Closing (if one shall occur) or the Principal Closing, the Purchasers agree not to sell, convey, hypothecate or otherwise transfer ("Transfer") any Shares or Conversion Shares unless, immediately after giving effect to such Transfer, the aggregate number of Shares and Conversion Shares so Transferred by all Purchasers after the date hereof is not greater than the aggregate number of Shares purchased hereunder on or prior to the date of determination multiplied by 1/3 (with each share of Preferred Stock representing the number of Conversion Shares receivable upon conversion of such share of Preferred Stock); provided, however, that there are permitted hereunder transfers resulting from (i) the conversion or redemption of Shares; (ii) any exchange of Shares for cash, any other securities or property pursuant to a transaction to which the Company is a party (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or a liquidation, recapitalization or reorganization of the Company); or (iii) any distribution of Shares or Conversion Shares to any affiliate of the Purchasers (in which event such affiliate shall be bound by this provision); and provided, further, that the restrictions on transfer contained in this Section 5.12 shall not apply to restrict any Transfer by the Purchasers or any affiliate of the Purchasers of any Shares or Conversion Shares on and after December 31, 1996 if the First Closing shall have occurred and the Principal Closing shall not have occurred on or prior to such date. Notwithstanding the foregoing, from and after the third anniversary of the Principal Closing, or, if the Principal Closing shall not have occurred, the earlier of (i) the termination of this Agreement pursuant to Section 7.1 or (ii) December 31, 1996, the Shares and the Conversion Shares shall be subject only to such restrictions as are imposed by the Securities Act and Blue Sky Laws. Any transfer by a holder of any Shares shall be made only in compliance with all applicable provisions of the Securities Act and the rules and regulations promulgated thereunder.

      Section 5.13.  Board Representation.

            (a) Prior to or at the time of the First Closing, the Company shall cause the size of its Board of Directors to be increased to nine (9) members and on and after the First Closing Date, if any, shall cause two nominees of the Purchasers to be appointed to the Board of Directors and shall include such two nominees to be included in the Company's slate of directors in connection with its 1996 annual meeting of stockholders and any other meeting at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997.

            (b) Prior to or at the time of the Principal Closing, the Company shall cause (if necessary) the size of its Board of Directors to be increased to nine (9) members and on and after the Principal Closing Date shall cause five nominees of the Purchasers to be appointed to the Board of Directors (including in such five any nominees pursuant to Section 5.13(a) hereof) and shall include such five nominees in the Company's slate of directors in connection with its 1996 annual meeting of stockholders and any other meeting at which a slate of directors is presented by the Company with a record date on or prior to September 1, 1997.

            (c) After the Principal Closing, the Purchasers each covenant and agree, on behalf of themselves and any of their affiliates to which Shares or Conversion Shares have been distributed, (i) to cause (so long as the Board is comprised of a majority of members nominated by the Purchasers and such affiliates) the Board of Directors to consist of at least nine
      (9) directors (unless otherwise required in accordance with the Certificate of Designation) and to cause any slate of nominees to the Board to include not less than a number of Disinterested Directors equal to one-third (rounded to the nearest whole number) of all directors (excluding any directors elected as required in accordance with Section 3(c) of the Certificate of Designation); provided, however, that in the event the Purchasers hold less than 50% but more than 35% of the voting securities of the Company, the Purchasers and such affiliates shall use their best efforts to cause such slate of nominees to include not fewer than a number of Disinterested Directors equal to four-ninths (rounded to the nearest whole number) (excluding any directors elected as required in accordance with Section 3(c) of the Certificate of Designation); and provided, further, that in the event the Purchasers and such affiliates hold less than 35% of the outstanding voting securities of the Company, they shall use their best efforts to cause such slate of nominees to include not fewer than a number of Disinterested Directors equal to five-ninths (rounded to the nearest whole number) (excluding any directors elected as required in accordance with
      Section 3(c) of the Certificate of Designation) and (ii) to vote the Shares or Conversion Shares held by them from time to time in favor of the election of the Disinterested Directors nominated pursuant to clause (i) of this Section 5.13(c).

            (d) The Purchasers hereby agree that as long as any of the members of the Board of Directors shall be designated by the Purchasers, the affirmative vote of at least a majority of the Disinterested Directors shall be required to take any of the following actions: (i) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Company's rights and obligations pursuant to this Agreement and the other Transaction Documents; (ii) make any decision or take, or omit to take, any action on the Company's behalf with respect to the Preferred Stock, the Shares, or the Company's rights and obligations pursuant to the Certificate of Designation; (iii) approve any transactions between the Company, on the one hand, and affiliates of the Purchasers, or either of them, on the other hand; and (iv) approve the Disinterested Directors previously nominated by the nominating committee of the Board of Directors for election as directors at any meeting of stockholders or the Board of Directors of the Company, which approval shall not be unreasonably withheld.

            (e) The Purchasers hereby agree, for so long as a majority of the Board of Directors shall consist of directors (other than Disinterested Directors) designated by the Purchasers, that they shall not exercise any right to which the Purchasers would otherwise be entitled pursuant to the Certificate of Designation to elect two directors voting separately as a class due to defaults in dividend payments.

            (f) (1) At each meeting for the election of directors of the Company, the Company shall include in the slate of directors nominated and recommended by the Board of Directors of the Company to the stockholders for election as directors one representative designated (a) by Trefoil as long as Trefoil, together with its affiliates, owns securities of the Company representing 10% or more of the total voting power of all of the Company's outstanding securities, and (b) by GEI, as long as GEI, together with its affiliates, owns securities of the Company representing 10% or more of the total voting power of all of the Company's outstanding securities (such representatives designated by Trefoil and GEI, being referred to herein as the "Purchaser Designees"). The Company agrees that it shall use its best efforts to cause each Purchaser Designee to be elected to, and to be maintained as a member of, the Board of Directors of the Company (including recommending to the stockholders of the Company the election of each Purchaser Designee to the Board of Directors of the Company and opposing any action to remove a Purchaser Designee at each meeting of the stockholders of the Company at which the election or removal of directors is considered), and shall take no action which would diminish the prospects of any Purchaser Designee's being elected to, or being maintained as a member of, the Board of Directors of the Company. In the event of any vacancy arising by reason of the resignation, death, removal or inability to serve of either Purchaser Designee, Trefoil or GEI, as the case may be, shall be entitled to designate a successor to fill such vacancy until the next meeting for the election of directors of the Company. Each of the Purchaser Designees shall be a member of the Company's Board executive and audit committees, if any, or any committee performing substantially similar functions, provided, however, that if such Purchaser Designee would not qualify as a "disinterested person" for purposes of any such committee of the Board under Section 16 of the Exchange Act or Section 162(m) of the Code, and the respective rules promulgated thereunder, or the rules and regulations of any national securities exchange or national market system for securities (as such terms are defined in the Exchange Act), then such Purchaser Designee shall only be permitted to participate in the business of such committee as a Non-Voting Observer (as defined below). The Company agrees that if at any meeting for the election of directors either Purchaser Designee is not elected to the Board of Directors of the Company, or if for any other reason, at any time, either Purchaser Designee is not a member of the Board of Directors, each of Trefoil and GEI, as the case may be, as long as such Purchaser owns any securities of the Company, will be entitled to have one observer (a "Non-voting Observer") selected by such Purchaser in lieu of its Purchaser Designee, present at all meetings of the Board of Directors and such observer shall have the same access to information concerning the business and operations of the Company and its subsidiaries and at the same time as directors of the Company and shall be entitled to participate in discussions and consult with, and make proposals and furnish advice to, the Board of Directors, without voting; provided, however, that the Board of Directors shall be under no obligation to take any action with respect to any proposals made or advice furnished by any Non-voting Observer, other than to take such proposals or advice seriously and give due consideration thereto.

            (2) In addition to any requirements specified in the By-laws of the Company, the Company shall notify each Purchaser Designee and any Non-voting Observer, by telecopy, of (a) every meeting (or action by written consent) of the Board of Directors of the Company and (b) every meeting (or action by written consent) of any committee of the Board of Directors of the Company, to the extent, in the case of clause (b), that such person is a member of such committee of the Board of Directors of the Company, at least three days in advance of such meeting (or distribution of written consents), or, if such notice under the circumstances is not practicable, as soon before the meeting (or distribution) as is practicable.

            (3) The Company and each of the Purchasers acknowledge that the provisions of this Agreement, including this Section 5.13(f), are intended to provide each of Trefoil and GEI with "contractual management rights" within the meaning of ERISA and the regulations promulgated thereunder.

            (g) The Purchasers hereby agree, that in the event the Purchasers shall sell Shares and/or Conversion Shares constituting at least a majority of the voting power of the Company's securities then outstanding, on an as-converted basis, to a person, or persons constituting a group under Section 13(d)(5) of the Exchange Act, in a transaction or series of related transactions (such person or group, "Third Party Purchaser"), then as a condition to such sale the Purchasers shall require the Third Party Purchaser either: (i) to offer to purchase from the holders of Common Stock all shares of Common Stock held by each such holder at the same per share consideration offered to the Purchasers; or (ii) for so long as a majority of the Board of Directors shall consist of directors (other than Disinterested Directors) designated by the Third-Party Purchaser, (A) to cause two Disinterested Directors to be included in the slate of nominees for election to the Board of Directors of the Company and (B) to vote the Shares or Conversion Shares held from time to time by such Third Party Purchaser in favor of the Disinterested Directors nominated pursuant to clause (A) of this Section 5.13(g)(ii).

      Section 5.14. Certificate of Designation; Charter Amendment; By-Law Amendment.

            (a) The Company shall, prior to the First Closing (or, if the First Closing shall not occur, the Principal Closing), cause to be filed with the Secretary of State of Delaware, a certificate of designation in the form attached hereto as Exhibit A, establishing the terms and conditions of the Preferred Stock (the "Certificate of Designation").

            (b) The Purchasers each hereby severally agree to vote in favor of an amendment to the Company's Certificate of Incorporation in the form attached hereto as Exhibit B (the "Charter Amendment").

            (c) The Company shall, prior to the First Closing (or, if the First Closing shall not occur, the Principal Closing), effect an amendment to its By-Laws in the form attached hereto as Exhibit C (the "By-Law Amendment").

      Section 5.15.  Subsequent Closings.

            (a) Sale of Shares. Each Purchaser agrees and acknowledges that the commitment it is making in this Agreement to purchase the Shares specified for such Purchaser in Schedule I hereto is irrevocable, and that each Subsequent Closing is subject only to the applicable limited conditions set forth in Article VI of this Agreement.

            (b) Acceleration of Subsequent Closing(s). Upon the occurrence of any of the following events (each a "Trigger Event"), the Company and the Purchasers may agree, as to clause (1) herein, or the Purchasers may notify the Company, as to clause (2) herein, that any of the Subsequent Closings is being accelerated, and the Third Closing Date, Fourth Closing Date or Fifth Closing Date, as the case may be, shall be accelerated and shall occur on the fifth business day following such notice:

                  (1) the Company (by vote of the Disinterested Directors) and the Purchasers shall agree to such acceleration of the Subsequent Closing(s); or

                  (2) at any time the Purchasers, in their sole discretion
            (acting together) shall determine that any or all of the Subsequent Closings shall be accelerated, in the amount and with respect to the number of Shares set forth in such notice.

      The Company agrees that any such notice given pursuant to Paragraph (2) above shall be binding and not subject to challenge.

      Section 5.16. Pre-emptive Rights. After the Principal Closing, for so long as the Purchasers or their affiliates shall own at least 50% of the total number of Shares purchased hereunder, the Company will not issue or sell (other than (i) pursuant to employee incentive stock option or other similar plans established by the Company, (ii) pursuant to the Warrant Agreement, (iii) upon conversion of the Shares, or (iv) in connection with any acquisition of all of the assets or equity securities of any entity), any shares of Common Stock of the Company, or options, warrants or other rights to purchase or subscribe for such shares, or securities convertible into or exchangeable for such shares (for purposes of this Section 5.16, collectively, the "Securities") unless, prior to the issuance or sale of such Securities, each Purchaser, including affiliates of the Purchasers to which Shares or Conversion Shares have been transferred (the "Transferees"), shall have been given the opportunity to purchase (on the same terms as such Securities are proposed to be sold) the same proportion of such Securities being issued or offered for sale by the Company as (x) the number of shares issuable upon conversion of all Shares then owned by such Purchaser or Transferee on the day preceding the date of the notice required to be given to such Purchaser and Transferees under this Section 5.16, bears to (y) all of the Company's issued and outstanding Common Stock on that day, including, for this purpose, the number of shares then issuable upon conversion of all of the Company's convertible securities having preemptive rights then outstanding. Prior to the issuance or sale by the Company of any Securities, the Company will given written notice thereof to each Purchaser and to each Transferee who holds of record. Such notice will specify the number of shares or amount of such Securities proposed to be issued, the price and other terms of their proposed issuance, the amount of such purchase, and the period during which such Purchaser or Transferee may elect to purchase such Securities, which period shall extend for at least thirty (30) days following the giving of such notice. Each Purchaser and Transferee shall have the right to purchase its pro rata share of any Securities which are subject to preemptive rights but not subscribed for by the Purchaser or Transferee which was entitled to purchase such Securities. Any such Securities which none of the Purchasers or Transferees elect to purchase in accordance with the provisions of this Section may, within a period of four (4) months after the expiration of the time for making such election, be sold by the Company to any other person or persons at not less than the price and upon other terms and conditions not less favorable to the Company than those set forth in such notice. In the event that a Purchaser, a Transferee or the Company fails to perform its obligations under this Section 5.16, the injured party shall have the right, in addition to any other rights such party may have, at law, in equity or otherwise, to specific performance of any and all of such other party's obligations under this Section 5.16.

      Section 5.17.  Common Stock Purchase.

            (a) If the Purchasers shall give notice of a First Closing as provided in Section 1.3(a) hereof, and the Company shall notify the Purchasers on or before the First Closing Date specified in such notice that the Company is unable to obtain the consent referred to in Section
      5.11 hereof on or prior to such specified First Closing Date, then the Purchasers shall be entitled to purchase shares of the Common Stock as provided in this Section 5.17. On any date during the period beginning on the First Closing Date specified in such notice, and ending on the earlier of the Principal Closing Date or December 31, 1996, the Purchasers shall have the right, but not the obligation, to purchase from the Company, and the Company agrees to sell on the terms and conditions set forth in this
      Section 5.17, up to 2,352,941 authorized but unissued shares of the Common Stock (the "Common Shares"), at a price of $6.375 per share.

            (b) To exercise the purchase rights under this Section 5.17, the Purchasers shall give written notice to the Company of their intent to exercise these rights, specifying the number of Common Shares to be purchased by each of the Purchasers hereunder, and the place and date thereof (which shall be not less than one and not more than five business days from the date of such notice).

            (c) At any closing under this Section 5.17, the Purchasers shall make payment to the Company for the aggregate price for the Common Shares being purchased by wire transfer of immediately available funds to the account designated by the Company in writing. At such closing, the Company shall deliver to the Purchasers a duly executed certificate or certificates registered in the name of each Purchaser representing the number of Common Shares purchased by such Purchaser hereunder.

            (d) The Company hereby represents and warrants to, and covenants and agrees with, each of the Purchasers that, on the date of any closing under this Section 5.17:

                  (1) the Company will have taken all necessary corporate action to authorize and reserve for issuance sufficient authorized and unissued shares of Common Stock to effect the issuance of Common Shares hereunder;

                  (2) the Common Shares to be issued on such date, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable; and

                  (3) the Company will not, except as set forth in a disclosure certificate provided by an officer of the Company at or prior to such Closing, be (A) subject to or obligated under any provisions of its Certificate of Incorporation or By-laws or (B) subject to any order, decree, agreement, indenture, instrument, law, rule or regulation, which would be breached or violated by its executing and carrying out the provisions of this Section 5.17; provided, that any exception listed on such disclosure certificate shall not be a condition to the Company's obligations under this
            Section 5.17.

            (e) Each Purchaser, as to itself only, hereby represents and warrants to, and covenants and agrees with, the Company that, on the date of any closing under this Section 5.17, if such Purchaser exercises its right to purchase Common Shares hereunder, it will not acquire any Common Shares with a view to any public distribution thereof within the meaning of the Securities Act.

            (f) In the event of any change in the outstanding shares of Common Stock by reason of stock dividends, split-ups, mergers, recapitalizations, combinations, conversions, exchanges of shares or the like, the number and kind of shares or securities subject to this Section 5.17 and the purchase price per Common Share shall be appropriately adjusted. If, prior to the expiration or exercise of the rights granted by this Section 5.17 in full, the Company shall consolidate with or merge into another corporation or liquidate, the Purchaser shall thereafter receive upon exercise of the rights granted by this Section 5.17 the securities or property to which a holder of the number of Common Shares deliverable upon the exercise thereof would have been entitled upon such consolidation, merger or liquidation, and the Company shall take such steps in connection with such consolidation, merger or liquidation as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be practicable, in relation to any securities or property thereafter deliverable upon exercise of the rights granted by this Section 5.17.

      Section 5.18. Voting Agreements; NASD Approval. Promptly after the execution of this Agreement, the Company shall prepare and file with the National Association of Securities Dealers, Inc. ("NASD") a request for confirmation that the Company may consummate the First Closing without approval by the Company's stockholders at a meeting. The Company will use its reasonable best efforts to obtain the agreement of its principal stockholders to enter into Voting and Ratification Agreements (as defined in Section 6.3(f) hereof). The Company agrees to prepare and file with the NASD, as promptly as practicable after holders of more than 50% of the outstanding Common Stock shall enter into Voting and Ratification Agreements, a request for confirmation that, notwithstanding Rule 4460(i)(B) of the Nasdaq Stock Market Rules of the NASD (the "NASD Rules"), the Company may consummate the Principal Closing and the transactions contemplated hereby without approval by the Company's stockholders at a meeting.

      Section 5.19. The Company shall make a timely election pursuant to Section 382(1)(5)(H) of the Code and Treasury Regulation Section 1.382-9(i) not to apply the provisions of Section 382(1)(5) of the Code to any ownership change (within the meaning of Section 382(g) of the Code) occurring pursuant to the Second Amended Chapter 11 Plan of Reorganization of the Grand Union Company, dated April 19, 1995.

      Section 5.20. FIRPTA Certificate. At each Closing, the Company shall provide each of the Purchasers a valid certification of non-foreign status pursuant to Section 1445(b)(2) of the Code and Treasury Regulation Section 1.1445-2(b)(2). Such certification shall conform to the model certification provided in Treasury Regulation Section 1.1445-2(b)(2)(iii)(B), or shall be in a form otherwise acceptable to the Purchasers.

                                   ARTICLE VI

                        CONDITIONS TO THE STOCK PURCHASE

      Section 6.1. Conditions to Obligation of Each Party to Effect Any Closing. The respective obligations of each party to effect any Closing of the Stock Purchase shall be subject to the satisfaction at or prior to the relevant Closing Date of the following conditions:

            (a) No Injunctions or Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Stock Purchase shall be in effect, nor shall any proceeding brought by any administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, seeking any of the foregoing be pending; and there shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Stock Purchase, which makes the consummation of the Stock Purchase illegal; and

            (b) Governmental Actions. There shall not have been instituted, pending or threatened any action or proceeding (or any investigation or other inquiry that might result in such an action or proceeding) by any governmental authority or administrative agency before any governmental authority, administrative agency or court of competent jurisdiction, nor shall there be in effect any judgment, decree or order of any governmental authority, administrative agency or court of competent jurisdiction, in either case, seeking to prohibit or limit the Purchaser from exercising all material rights and privileges pertaining to its ownership of the Common Stock, or seeking to compel the Company or any of its subsidiaries to dispose of or hold separate all or any material portion of the business or assets of the Company or any of its subsidiaries, as a result of the Stock Purchase or the transactions contemplated by this Agreement.

      Section 6.2. Conditions to Obligation of Each Party to Effect the Principal Closing. The respective obligations of each party to effect the Principal Closing of the Stock Purchase shall be subject to the satisfaction at or prior to the Principal Closing Date of the following conditions:

            (a) Stockholder Approval. This Agreement shall have been approved and adopted by the requisite vote of the stockholders of the Company, unless the NASD shall have waived such requirement; and

            (b) HSR Act. All waiting periods applicable to the consummation of the Stock Purchase under the HSR Act shall have expired or been terminated.

      Section 6.3. Additional Conditions to Obligations of the Purchasers at the First Closing. The obligations of the Purchasers to effect the purchase of the Shares to be sold at the First Closing (if one should occur) are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company shall have been true and correct when made in all respects and shall be true and correct at and as of the Closing Date as if made at and as of such time, except for (i) changes not prohibited by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or (iii) at and as of the Closing Date where the failure to be true and correct could not, if any qualification in such representations or warranties as to materiality were deleted therefrom (including dollar thresholds), individually or in the aggregate reasonably be expected to have a Material Adverse Effect and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Purchasers shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including without limitation the consent referred to in Section 5.11, except for consents required to be obtained under contracts not material to the operation of the business of the Company; the Company shall have obtained all required approvals and consents, and shall have delivered all required notices, of the transfer of ownership or control of the Company as contemplated by this Agreement, with respect to material licenses and permits held by the Company or any of its subsidiaries pursuant to any federal, state or local laws governing the sale of alcoholic beverages, pharmaceutical products, and cigarettes;

            (d) Opinion of Counsel. The Purchasers shall have received a written opinion of Ropes & Gray and Willkie, Farr & Gallagher, in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibit F-1 and Exhibit F-2 hereto;

            (e) Blue Sky Laws. The Company shall have received all permits and other authorizations necessary under the Blue Sky Laws to issue the Shares pursuant to the Stock Purchase;

            (f) Ratification and Voting Agreements. The holders of more than 50% of the shares of Common Stock then outstanding shall have entered into agreements with the Company and the Purchasers in the form of Exhibit D hereto, with such changes requested by the several shareholders as are reasonably acceptable to the Purchasers (each such Agreement, a "Ratification and Voting Agreement") and each such agreement shall be in full force and effect;

            (g) Registration Rights Agreement. A registration rights agreement between the Company and the Purchasers (the "Registration Rights Agreement") in the form of Exhibit H hereto shall be in full force and effect;

            (h) Management Services Agreement. A management services agreement between the Company and SCA (the "Management Agreement") shall be in full force and effect;

            (i) Transaction Fee. The Company shall have paid to SCA and the GEI Manager an aggregate transaction fee equal to 4.0% of the Purchase Price of the Shares being purchased at such Closing; such transaction fee to be paid by the Company one-half to SCA and one-half to the GEI Manager;

            (j) Board of Directors. The Company shall have expanded the Board of Directors to nine members and shall have caused to be elected two directors of the Purchasers' choosing;

            (k) Delivery of Shares. The Company shall have delivered the Shares to be delivered pursuant to Section 1.2 hereof against the payment of the Purchase Price;

            (l) Bankruptcy. The Company shall not on the First Closing Date be a party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (other than the proceeding pursuant to the Second Amended Chapter 11 Plan of Reorganization of the Grand Union Company, dated April 19, 1995 (the "Reorganization Plan"); the Reorganization Plan shall not have been amended, modified or rescinded, and shall be in full force and effect; and

            (m) Senior Notes. The Company shall have obtained the consent of holders of not less than a majority in principal amount of the Company's Senior Notes to the valid and effective amendment of the Indenture pursuant to which amendments to the Indenture, in form and substance satisfactory to the Purchasers, are made (the "Senior Note Condition").

      Section 6.4. Additional Conditions to Obligations of the Purchasers at the Principal Closing. The obligations of the Purchasers to effect the purchase of the Shares to be sold at the Principal Closing are also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Company shall have been true and correct when made in all respects and shall be true and correct in all respects at and as of the Closing Date as if made at and as of such time, except for (i) changes not prohibited by this Agreement, (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct as of such date, subject to clause (iii)), or
      (iii) at and as of the Closing Date, where the failure to be true and correct could not, if any qualification in such representations or warranties as to materiality (and dollar thresholds) were deleted therefrom, individually or in the aggregate reasonably be expected to have a Material Adverse Effect, and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

            (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the Closing Date, and the Purchasers shall have received a certificate to such effect signed on behalf of the Company by the President and the Chief Financial Officer of the Company;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Company, including without limitation the consent referred to in Section 5.11, except for consents required to be obtained under contracts not material to the operation of the business of the Company; the Company shall have obtained all required approvals and consents, and shall have delivered all required notices, of the transfer of ownership or control of the Company as contemplated by this Agreement, with respect to material licenses and permits held by the Company or any of its subsidiaries pursuant to any federal, state or local laws governing the sale of alcoholic beverages, pharmaceutical products, and cigarettes;

            (d) Opinion of Counsel. The Purchasers shall have received a written opinion of Ropes & Gray, and Willkie, Farr & Gallagher in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibit F-1 and F-2, respectively;

            (e) Blue Sky Laws. The Company shall have received all permits and other authorizations necessary under the Blue Sky Laws to issue the Shares pursuant to the Stock Purchase;

            (f) Registration Rights Agreement. The Registration Rights Agreement shall be in full force and in effect;

            (g) Management Services Agreement. The Management Agreement shall be in full force and in effect;

            (h) Transaction Fee. The Company shall have paid to SCA and the GEI Manager an aggregate transaction fee with respect to such closing equal to $4,000,000 less the amount of the transaction fee, if any, paid pursuant to Section 6.3(i); such transaction fee to be paid by the Company one-half to SCA and one-half to the GEI Manager;

            (i) Board of Directors. The Company shall have expanded the Board of Directors to nine members and shall have caused to be elected five directors of the Purchasers' choosing;

            (j) Delivery of Shares. The Company shall have delivered the Shares to be delivered pursuant to Section 1.2 hereof against the payment of the Purchase Price;

            (k) Bankruptcy. The Company shall not on the Principal Closing Date be a party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (other than the proceeding pursuant to the Reorganization Plan), the Reorganization Plan shall not have been amended, modified or rescinded, and shall be in full force and effect; and

            (l) Withdrawal Liability. The Purchasers shall have determined, after an investigation by Ernst & Young to have commenced promptly after the date hereof and to be completed no later than the date on which all other conditions to the Principal Closing set forth in Sections 6.1 and
      6.4 hereof have been satisfied (which shall not occur earlier than 45 days from the date hereof), that the withdrawal liability that the Company would incur with respect to (i) the Amalgamated Meat Cutters and Retail Food Store Employees Union Pension Fund (Local 342) and (ii) the Local 174 Retail Pension Fund, if the Company were completely to withdraw as of the Principal Closing Date from both such plans, would not exceed $6,000,000.

      Section 6.5. Conditions to Obligation of the Purchasers at any Subsequent Closing. The obligations of the Purchasers to purchase shares at any Subsequent Closing shall be subject only to the fulfillment on or before such Subsequent Closing of each of the following conditions unless waived by Purchasers:

            (a) Representations and Warranties. The representations and warranties of the Company contained in the first sentence of Section 2.1, in the last sentence of Section 2.2 and in the penultimate sentence of
      Section 2.3(b) of this Agreement shall be true and correct in all material respects at and as of the Subsequent Closing Date as if made at and as of such time and the Purchasers shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the Company;

            (b) Opinion of Counsel. The Purchasers shall have received a written opinion of Ropes & Gray, in form and substance reasonably satisfactory to the Purchasers, substantially in the form of Exhibit I hereto; and

            (c) Bankruptcy. The Company shall not be party to any bankruptcy, insolvency, or reorganization proceedings, whether voluntary or involuntary (except for proceedings pursuant to the Reorganization Plan).

      Section 6.6. Additional Conditions to Obligation of the Company at the First Closing and the Principal Closing. The obligation of the Company to effect the Stock Purchase at each of the First Closing and the Principal Closing is also subject to the following conditions:

            (a) Representations and Warranties. The representations and warranties of the Purchasers contained in this Agreement shall have been true and correct in all respects when made and shall be true and correct in all respects on and as of the Closing Date, except for (i) changes contemplated by this Agreement and (ii) those representations and warranties which address matters only as of a particular date (which shall have been true and correct in all material respects as of such date), with the same force and effect as if made on and as of the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers;

            (b) Agreements and Covenants. The Purchasers shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Closing Date, and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers;

            (c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Purchasers for the due authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by the Purchasers;

            (d) Opinion of Counsel. The Company shall have received a written opinion from Fried, Frank, Harris, Shriver & Jacobson, and Dewey Ballantine in form and substance reasonably satisfactory to the Company, substantially in the form of Exhibit G-1 and G-2 hereto, respectively; and

            (e) Payment of Purchase Price. The Purchasers shall have delivered payment of the aggregate Purchase Price for the Shares sold hereunder to be purchased by them at the Closing as set forth in Section 1.2 hereof.

      Section 6.7. Conditions to Obligations of the Company at any Subsequent Closing. The obligations of the Company to effect the Stock Purchase at any Subsequent Closing shall be subject to the fulfillment on or before such Subsequent Closing of each of the following conditions unless waived by the
Company:

            (a) Representations and Warranties. The representations and warranties of the Purchasers contained in Section 3.1 and 3.3 of this Agreement shall be true and correct in all material respects at and as of the Subsequent Closing Date as if made at and as of such time and the Company shall have received a certificate to such effect signed by the President and the Chief Financial Officer of the general partner of each of the Purchasers; and

            (b) Payment of Purchase Price. The Purchasers shall have delivered payment of the aggregate Purchase Price of the Shares to be purchased by them at such Closing as set forth in Section 1.2.


                                   ARTICLE VII

                                   TERMINATION

      Section 7.1. Termination. This Agreement may be terminated at any time prior to the Principal Closing Date, notwithstanding approval thereof by the stockholders of the Company:

            (a) by mutual written consent duly authorized (i) by the Board of Directors of the Company and the Purchasers at any time prior to the Principal Closing or (ii) by the Disinterested Directors and the Purchasers at any time after the first to occur of the First Closing or the Principal Closing; or

            (b) by either the Purchasers or the Company if the Principal Closing shall not have been consummated by December 31, 1996 (provided that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Principal Closing to occur on or before such date); or

            (c) by either the Purchasers or the Company if a court of competent jurisdiction or governmental, regulatory or administrative agency or commission shall have issued a nonappealable final order, decree or ruling or taken any other action having the effect of permanently restraining, enjoining or otherwise prohibiting the Stock Purchase; or

            (d) by the Purchasers, (i) if the condition specified in Section 6.2(a) shall not have been satisfied by December 31, 1996, or (ii) prior thereto, if any party (other than the Purchasers) to any Ratification and Voting Agreement shall have breached such agreement; or

            (e) by the Purchasers, if: (i) the Board of Directors of the Company shall withdraw, modify or change its approval or recommendation of this Agreement or the Stock Purchase in a manner adverse to the Purchasers or shall have resolved to do so; (ii) the Board of Directors of the Company shall have recommended to the stockholders of the Company an Alternative Transaction (as defined below); (iii) a tender offer or exchange offer for 35% or more of the outstanding shares of Common Stock is commenced (other than by the Purchasers or affiliates of Purchasers) and the Board of Directors of the Company recommends that the stockholders of the Company tender their shares in such tender or exchange offer; (iv) any agreement with a Third Party contemplating an Alternative Transaction is signed by the Company or (v) any Third Party consummates an Alternative Transaction; or

            (f) by the Company if the Board of Directors of the Company determines in good faith (upon advice of outside counsel) that in order to discharge properly its fiduciary duties it is required to recommend to the stockholders of the Company an Alternative Transaction; or

            (g) by the Purchasers or the Company, (i) if any representation or warranty of the Company or the Purchasers, respectively, set forth in this Agreement shall be untrue when made, or (ii) upon a breach of any covenant or agreement on the part of the Company or the Purchasers set forth in this Agreement, such that the conditions set forth in any of Sections 6.3(a), 6.3(b), 6.4(a), 6.4(b), 6.6(a) or 6.6(b), as the case may be, would not be satisfied (either (i) or (ii) above being a "Terminating Breach"), provided, that, if such Terminating Breach is curable within twenty-one (21) calendar days after notice of the other party's intent to terminate this Agreement, through the exercise of reasonable efforts and for so long as the Company or the Purchasers, as the case may be, continues to exercise such reasonable efforts, neither the Purchasers nor the Company, respectively, may terminate this Agreement under this Section 7.1(g) until after the last day of such period.

       As used herein, "Alternative Transaction" means any of (i) the acquisition, in one transaction or a series of transactions by any person (or group of persons) other than the Purchasers or their affiliates (a "Third Party") of more than 20% of the outstanding shares of Common Stock, whether from the Company or pursuant to a tender offer or exchange offer or otherwise, (ii) a merger or other business combination involving the Company pursuant to which any Third Party acquires more than 35% of the voting power of the outstanding equity securities of the Company or the entity surviving such merger or business combination, or (iii) any other transaction pursuant to which any Third Party acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of the Company, and the entity surviving any merger or business combination including any of them) of the Company or any of its subsidiaries having a fair market value (as determined by the Board of Directors of the Company in good faith) equal to more than 35% of the fair market value of all the assets of the Company and its subsidiaries, taken as a whole, immediately prior to such transaction; provided, however, that (x) no person or group who owns 20% or more of the Company's outstanding Common Stock on the date hereof shall be deemed a "Third Party" for purposes of determining that an Alternative Transaction shall have occurred, unless and until such holder shall have acquired an additional aggregate of more than 10% of the outstanding Common Stock from and after the date hereof, provided that such holder shall be, as of the date hereof, and shall continue to be, entitled to file reports concerning beneficial ownership and changes thereto required under the Exchange Act on
Schedule 13G; provided that, any requirement to file on Schedule 13D resulting solely from the execution of Ratification and Voting Agreements shall not cause a person to be considered a Third Party, and (y) no other person or group shall be deemed a "Third Party" for purposes of determining that an Alternative Transaction shall have occurred if it is, from and after the date of its acquisition of Common Stock, and for so long as it remains, entitled to file reports concerning beneficial ownership and changes thereto required under the Exchange Act on Schedule 13G; provided that, any requirement to file on Schedule 13D resulting solely from the execution of Ratification and Voting Agreements shall not cause a person to be considered a Third Party, at which time all of any such holder's, person's or group's shares shall be counted for purposes of determining whether an Alternative Transaction shall have occurred.

      Section 7.2. Effect of Termination; Termination Fee. In the event of the termination of this Agreement pursuant to Section 7.1, this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto or any of its affiliates, directors, officers or stockholders except as set forth in this Section 7.2 and Sections 7.3, 7.4 and 8.1 hereof, and nothing herein shall relieve any party from liability for any breach hereof. In the event of a termination:

            (a) by the Company pursuant to Section 7.1(f) hereof or by the Purchasers pursuant to Section 7.1(e) (i) through (iv) hereof, the Company shall pay to SCA and the GEI Manager an aggregate of $2,600,000, in cash, one-half to SCA and one-half to the GEI Manager;

            (b) by the Purchasers pursuant to Section 7.1(d) (i) or 7.1(e)(v) hereof, the Company shall pay to SCA and the GEI Manager an aggregate of $2,600,000, either (i) in cash, one-half to SCA and one-half to the GEI Manager or (ii) by issuing shares of Common Stock, one-half to SCA and one-half to the GEI Manager, having an aggregate Fair Market Value equal to such amount multiplied by 133-1/3%, such choice between cash or Common Stock to be made by the Company;

            (c) by (i) either the Purchasers or the Company (A) pursuant to
      Section 7.1(c) or (B) pursuant to Section 7.1(g) due solely to a Terminating Breach resulting from a Force Majeure Event or (ii) the Purchasers pursuant to Section 7.1(g) due solely to a failure of the conditions set forth in Section 6.1(a) or 6.1(b) to be satisfied (a "Section 6.1 Breach"), then the Company shall pay no termination fee; or

            (d) by either the Purchasers or the Company pursuant to any other provision of Section 7.1 (including termination by the Company for a Section 6.1 Breach), the Company shall pay to SCA and the GEI Manager either (i) an aggregate of $1,300,000 in cash, paid one-half to SCA and one-half to the GEI Manager, or (ii) 108,000 shares of Common Stock to SCA and 108,000 shares of Common Stock to the GEI Manager, such choice between cash and Common Stock to be made by the Company.

      Section 7.3. Return of Transaction Fee. If the Purchasers shall fail to purchase Shares at any Subsequent Closing solely as a result of the breach of this Agreement by the Purchasers, each of SCA and the GEI Manager (severally, and not jointly) shall pay to the Company one-half by SCA and one-half by the GEI Manager, as liquidated damages for the transaction fees paid pursuant to
Section 6.3(i) or 6.4(h), an aggregate amount equal to 4% of the Purchase Price of the Shares to have been purchased by such Purchaser at such Subsequent Closing, together with interest on such amount at a rate of 8 1/2% per annum, accruing from the date of the Principal Closing to the date of such Subsequent Closing as scheduled hereunder.

      Section 7.4. Fees and Expenses. All fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the Company, whether or not the Stock Purchase is consummated; provided, however, that, with respect to the Purchasers, such fees and expenses shall not exceed $1,000,000.


                                 ARTICLE VIII

                              GENERAL PROVISIONS

      Section 8.1. Effectiveness of Representations, Warranties and Agreements; Knowledge, Etc. Except as otherwise provided in this Section 8.1, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any person controlling any such party or any of their officers or directors, whether prior to or after the execution of this Agreement. The representations, warranties and agreements in this Agreement and in any certificates delivered at or prior to a Closing Date shall (i) survive such Closing Date with respect only to the Shares purchased on such Closing Date for a period of one year, at which time they shall terminate and be of no further force or effect, except that (w) the representations and warranties in Section 2.17 shall survive for five years from the Principal Closing Date (or, if the Principal Closing does not occur, the First Closing
Date), (x) the representations and warranties in Sections 2.1, 2.2, 2.3, 2.4, 2.19 and 2.28 and the covenants contained in Sections 5.4, 5.5, 5.10, 5.13, 5.16 and 5.17(d) shall survive indefinitely, (y) the covenant set forth in Section 5.12, which shall survive for three years from the Principal Closing Date (or, if the Principal Closing does not occur, the First Closing Date) and (z) the representations, warranties and agreements set forth in Section 2.16, which shall survive the Closing until the expiration of the applicable statute of limitations, and (ii) terminate upon the termination of this Agreement pursuant to Section 7.1, except that the agreements set forth in Sections 7.2, 7.3 and 7.4 shall survive such termination indefinitely and except that, if this Agreement shall terminate after a Closing has occurred, clause (i) of this sentence shall apply; provided, however, that the Purchasers shall have no claim with respect to any purchase of any Shares, with respect to a breach of a representation, warranty or covenant hereunder, or otherwise, unless and until the aggregate amount of all damages sustained by the Purchasers in respect thereof shall exceed $500,000, in which event the Company shall be liable to the Purchasers in the aggregate amount of all such damages.

      Section 8.2. Restrictive Legends. No restricted shares may be transferred without registration under the Securities Act and applicable state securities laws unless in the opinion of Ropes & Gray or other counsel to the Company such transfer may be effected without such registration. Each certificate representing restricted shares shall bear legends in substantially the following form:

      The securities represented by this certificate have not been registered under the Securities Act of 1933 or the securities laws of any state and may not be sold or otherwise disposed of except pursuant to an effective registration statement under such Act and applicable state securities laws or an applicable exemption to the registration requirements of such Act or such laws.

      The securities represented by this certificate were issued pursuant to, and the holder hereof is entitled to certain rights and subject to certain obligations contained in, a Stock Purchase Agreement dated as of July 30, 1996, a copy of which is available for inspection at the principal office of the issuer hereof, and will be furnished without charge to the holder of such securities upon written request.

      Section 8.3. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made if and when delivered personally or by overnight courier to the parties at the following addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified below (or at such other address or telecopy number for a party as shall be specified by like notice):

            (a)  If to the Purchasers:

            Trefoil Capital Investors II, L.P.
            c/o Shamrock Capital Advisors, Inc.
            4444 Lakeside Drive
            Burbank, CA 91505
            Attn: Stanley P. Gold, President
            Telecopier No.:  (818) 845-9718
            Telephone No.:  (818) 845-4444

            and

            GE Investment Private Placement Partners
             A Limited Partnership
            3008 Summer Street
            Stamford, CT  06905
            Attn:  Michael Pastore, Esq.
            Telecopier No.:  (203) 326-4177
            Telephone No.:  (203) 326-2312

            With copies to:

            Fried, Frank, Harris, Shriver & Jacobson
            725 South Figueroa Street, Suite 3890
            Los Angeles, CA 90017-5438
            Attn: David K. Robbins, Esq.
            Telecopier No.:  (213) 689-1646
            Telephone No.: (213) 689-5800

            and

            Dewey Ballantine
            1301 Avenue of the Americas
            New York, NY  10019
            Attn:  William J. Phillips, Esq.
            Telecopier No.:  (212) 259-6333
            Telephone No.:  (212) 259-8000

            (b)  If to the Company:

            Chief Executive Officer
            The Grand Union Company
            201 Willowbrook Blvd.
            Wayne, NJ  07470-0966
            Attn:  Joseph T. McCaig
            Telecopier No.:  (201) 890-6012
            Telephone No.:  (201) 890-6000

            With a copy to:

            Ropes & Gray
            One International Place
            Boston, MA  02110
            Attn: Winthrop G. Minot, Esq.
            Telecopier No.: (617) 951-7050
            Telephone No.: (617) 951-7364


      Section 8.4. Certain Definitions. For purposes of this Agreement, the term:

         (a) "affiliate" means a person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the first mentioned person; including, without limitation, any partnership or joint venture in which the first mentioned person (either alone, or through or together with any other subsidiary) has, directly or indirectly, an interest of 10% or more;

         (b) "beneficial owner" with respect to any shares of Common Stock means a person who shall be deemed to be the beneficial owner of such shares (i) which such person or any of its affiliates or associates (as such term is defined in Rule 12b-2 of the Exchange Act) beneficially owns, directly or indirectly, (ii) which such person or any of its affiliates or associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding, or (iii) which are beneficially owned, directly or indirectly, by any other persons with whom such person or any of its affiliates or associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares;

         (c) "business day" means any day other than a day on which banks in the State of New York are required or authorized to be closed;

         (d) "Company Credit Agreement" means that certain amended and restated Credit Agreement dated as of June 15, 1995, as from time to time in effect among the Company, the banks party thereto, and Bankers Trust Company as Agent for the banks party thereto, as filed in the Company's SEC Reports, together with such related transaction documents, amendments, extensions and waivers in effect as of the date hereof, and the consent and waiver secured pursuant to Section 5.11.

         (e) "consent of the Purchasers" or "by the Purchasers" means the consent of or action by, as the case may be, the Purchasers (i) if prior to the Principal Closing, as are, in the aggregate, purchasing at least 51% of the Shares sold hereby and (ii) if after the Principal Closing, as then own, in the aggregate, at least 51% of the Shares and the Conversion Shares (voting as a single class);

         (f) "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly or as trustee or executor, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of stock, as trustee or executor, by contract or credit arrangement or otherwise;

         (g) "Conversion Shares" means the shares of Common Stock issuable upon conversation of the Shares;

         (h) "Current Market Price" when used with reference to shares of Common Stock or other securities on any date, shall mean the volume weighted average of the sales prices for shares of Common Stock or such other securities on such date and, when used with reference to shares of Common Stock or other securities for any period shall mean the volume weighted average of the sale prices for shares of Common Stock or such other securities for such period. If the Common Stock is not listed or admitted to trading on a national securities exchange or an automated quotation system that permits determination of weighted average sale prices over a period of time, then "Current Market Price" for any period shall mean the average of the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or such other system then in use, or, if on any such date the Common Stock or such other securities are not quoted by any such organization, the average of the closing bid and asked prices are furnished by a professional market maker making a market in the Common Stock or such other securities selected by the Board of Directors of the Company. If the Common Stock or such other securities are not publicly held or so listed or publicly traded, "Current Market Price" shall mean the fair market value per share of Common Stock or of such other securities as determined in good faith by the Board of Directors of the Company based on an opinion of an independent investment banking firm with an established national reputation as a valuer of securities, which opinion may be based on such assumptions as such firm shall deem to be necessary and appropriate;

         (i) "Disinterested Director" shall mean any member of the Board of Directors of the Company who is not an Associate of either or both of the Purchasers. "Associate" shall mean (i) a person who directly or indirectly through one or more intermediaries controls, is controlled by, or is under direct or indirect common control with, either of the Purchasers; (ii) a person who is or has been within two years of the time in question, an officer of the Company; (iii) a person who is or has been within two years prior to the time in question, a director, officer or general partner of either of the Purchasers or an Associate of a person (other than the Company) referred to in clauses (i) or (iv); and (iv) Members of the Immediate Family of any such Person. "Members of the Immediate Family" shall mean, with respect to any individual, each spouse, parent, brother, sister or child of such individual, each spouse of any such person, each child of any of the aforementioned persons, each trust created in whole or in part for the benefit of one or more of the aforementioned persons and each custodian or guardian of any property of one or more of the aforementioned persons. Notwithstanding the foregoing, a person shall not be deemed to be an Associate of the Purchasers solely because such person is a member of the Board of Directors of the Company;

         (j)"Fair Market Value" shall mean, as to shares of Common Stock or any other class of capital stock or securities of the Company or any other issuer which are publicly traded, the Current Market Price of such shares or securities for the 30 Trading Day period preceding the date as of which the Fair Market Value is to be determined. The "Fair Market Value" of any security which is not publicly traded or of any other property shall mean the fair value thereof as determined by an independent investment banking or appraisal firm experienced in the valuation of such securities or property selected in good faith by the Board of Directors of the Company or a committee thereof, or, if no such investment banking or appraisal firm is in the good faith judgment of the Board of Directors or such committee available to make such determination, as determined in good faith by the Board of Directors of the Company or such committee;

         (k) "Force Majeure Event" means a war involving the United States (declared or undeclared), embargo, blockade or nuclear incident or any hurricane, earthquake, flood, tornado, or other similar act of God;

         (l) "generally accepted accounting principles" or "GAAP" shall mean United States generally accepted accounting principles;

         (m) "Indenture" means the indenture dated June 15, 1995, covering the Company's 12% Senior Notes due September 1, 2004, and the related transaction documents referenced therein;

         (n) "knowledge" means the actual knowledge of any director or executive officer;

         (o) "Material Adverse Effect" means, when used in connection with the Company or any of the Company's subsidiaries, as the case may be, any change, effect or circumstance that, individually or when taken together with all other such changes, effects or circumstances that have occurred prior to the date of determination of the occurrence of the Material Adverse Effect and with respect to which such phrase is used, (a) is materially adverse to the business, assets (including intangible assets) financial condition or results of operations of the Company and its subsidiaries, in each case taken as a whole, or (b) will delay or prevent the consummation of the transactions contemplated hereby;

         (p) "person" means an individual, corporation, partnership, association, trust, unincorporated organization, other entity or group (as defined in Section 13(d)(3) of the Exchange Act);

         (q) "restricted shares" shall mean Shares which are and at all times since the issuance thereof have been "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act;

         (r) "Senior Notes" means the Company's 12% Senior Notes due September 1, 2004;

         (s) "subsidiary" or "subsidiaries" of the Company or any other person means any corporation, partnership, joint venture or other legal entity of which the Company, or such other person, as the case may be (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity.

      Each of the following terms shall have the meaning ascribed to it in the section set forth beside such term in the table below:

         Term                                     Section
         ----                                     -------

         "Acquisition Proposal"                   4.2(a)
         "Agreement"                              Recitals
         "Alternative Transaction"                7.1
         "Antitrust Division"                     5.1
         "Approvals"                              2.1
         "Blue Sky Laws"                          2.5(d)
         "By-Law Amendment"                       5.14(c)
         "Certificate of Designation"             5.14(a)
         "Charter Amendment"                      5.14(b)
         "Closing"                                1.3

         Term                                     Section
         ----                                     -------

         "Closing Date"                           1.3(c)
         "Code"                                   2.11(a)
         "Common Shares"                          5.17(a)
         "Common Stock"                           2.3(a)
         "Company"                                Recitals
         "Company Disclosure Schedule"            Article II
         "Company Employee Plans"                 2.11(a)
         "Company ERISA Affiliate"                2.11(a)
         "Company Intellectual Property Rights"   2.18
         "Company Permits"                        2.6(b)
         "Company SEC Reports"                    2.7(a)
         "Company Stock Option Plans"             2.3(a)
         "Company Subsidiary Documents"           2.2
         "DGCL"                                   2.4
         "DLJ Engagement Letter"                  2.22
         "DLJ"                                    2.21
         "Environmental Laws"                     2.17
         "ERISA"                                  2.11(a)
         "Exchange Act"                           2.5(a)
         "First Closing"                          1.3(a)
         "First Closing Date"                     1.3(a)
         "14(f) Statement"                        2.13(b)
         "Fourth Closing"                         1.3(c)
         "FTC"                                    5.1
         "GEI"                                    Recitals
         "GEI Manager"                            3.4
         "HSR Act"                                2.5(d)
         "IRS"                                    2.11(b)
         "ISO"                                    2.11(c)
         "Indemnified Parties"                    5.8(b)
         "Installment"                            1.3
         "Laws"                                   2.5(c)
         "Leased Property"                        2.14(b)
         "Leases"                                 2.14(b)
         "Liens"                                  2.3(c)
         "Management Agreement"                   6.2(h)
         "NASD"                                   5.18
         "NASD Rules"                             5.18
         "NASDAQ"                                 5.8
         "1996 Company Balance Sheet"             2.9
         "Non-Voting Observer"                    5.13(e)

         Term                                     Section

         "Owned Property"                         2.14(b)
         "PBGC"                                   2.11(b)
         "Preferred Stock"                        Recitals
         "Principal Closing"                      1.3(b)
         "Principal Closing Date"                 1.3(b)
         "Proxy Statement"                        2.13
         "Purchase Price"                         1.2
         "Purchaser Designees                     5.13(e)
         "Purchasers"                             Recitals
         "Ratification and Voting Agreement"      6.3(f)
         "Registration Rights Agreement"          6.3(g)
         "Reorganization Plan"                    6.3(l)
         "SCA"                                    3.4
         "Schedule 14C"                           2.13(b)
         "SEC"                                    2.5(a)
         "Section 6.1 Breach"                     7.2(c)
         "Securities"                             5.16
         "Securities Act"                         2.5(d)
         "Senior Note Condition"                  6.3(m)
         "Shares"                                 1.2
         "Stock Options"                          2.3(a)
         "Stock Purchase"                         Recitals
         "Stockholders Meeting"                   2.13(a)
         "Subsequent Closings"                    1.3(c)
         "Subsequent Closing Dates"               1.3(c)
         "Takeover Statute"                       2.23
         "Tax", "Taxes"                           2.16(a)
         "Tax Returns"                            2.16(a)
         "Terminating Breach"                     7.1(g)
         "Third Closing"                          1.3(c)
         "Third Party"                            7.1
         "Third Party Purchaser"                  5.13(f)
         "Transaction Documents"                  2.4
         "Transfer"                               5.12
         "Transferees"                            5.16
         "Trefoil"                                Recitals
         "Trigger Event"                          5.15(b)
         "Warrants"                               2.3(a)
         "Warrant Agreement"                      2.3(a)

      Section 8.5. Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Closing Date; provided, however, that, after approval of the Stock Purchase by the stockholders of the Company, if required, no amendment may be made which by law requires further approval by such stockholders without such further approval. This Agreement may not be amended except by an instrument in writing signed by the Company and each of the Purchasers.

      Section 8.6. Waiver. At any time prior to the Closing Date, the parties hereto, upon the written consent of the Company and each Purchasers may (a) extend the time for the performance of any of the obligations or other acts, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein.

      Section 8.7. Cooperation. The Purchasers and the Company agree to take, or to cause to be taken, all such reasonable and lawful action as may be necessary to make effective and consummate the transactions contemplated by this Agreement.

      Section 8.8. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 8.9. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      Section 8.10. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings (other than the Confidentiality Letters), both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

      Section 8.11. Assignment. This Agreement shall not be assigned by operation of law or otherwise.

      Section 8.12. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, including, without limitation, by way of subrogation.

      Section 8.13. Failure or Indulgence Not Waiver; Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty or agreement herein, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

      Section 8.14. Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York applicable to contracts executed and fully performed within the State of New York.

      Section 8.15. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                    [This space intentionally left blank.]

      IN WITNESS WHEREOF, the Company and the Purchasers have caused this Stock Purchase Agreement to be executed as of the date first set forth above by their respective officers thereunto duly authorized.

                                   The Company:

                                   THE GRAND UNION COMPANY


                                   By: /s/ Joseph J. McCaig
                                      ____________________________
                                   Name: Joseph J. McCaig
                                   Title: President and Chief Executive Officer


                                   The Purchasers:

                                   TREFOIL CAPITAL INVESTORS
                                   II, L.P.,
                                    By: TREFOIL INVESTORS II, INC.,
                                        its managing general partner


                                    By: /s/ Geoffrey T. Moore
                                        ________________________________
                                         Name:  Geoffrey T. Moore
                                         Title: Managing Director


                                    GE INVESTMENT PRIVATE
                                    PLACEMENT PARTNERS II, A LIMITED
                                    PARTNERSHIP, a Delaware limited
                                    partnership

                                    By: GE INVESTMENT MANAGEMENT
                                        INCORPORATED, a Delaware
                                        corporation, as general partner

                                    By: /s/ Michael M. Pastore
                                       __________________________________
                                       Name:  Michael M. Pastore
                                       Title: Vice President

                                   Schedule I

                        Number of Shares To Be Purchased


- --------------------------------------------------------------------------------
              First         Principal     Third         Fourth        Fifth
Purchaser     Closing       Closing       Closing       Closing       Closing
- --------------------------------------------------------------------------------
Trefoil       149,999       400,000(1)    200,000       200,000       200,000
- --------------------------------------------------------------------------------
GEI           149,999       400,000(1)    200,000       200,000       200,000
- --------------------------------------------------------------------------------

__________________________

      (1) Less the number of Shares (if any) purchased at the First Closing.

                                 SCHEDULE II

                          Wire Transfer Instructions
                          --------------------------

Account Name:      The Grand Union Company

Account Number:   00319409

ABA Number:       02100103

Bank Name:          Banker's Trust Company